                       SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549

                                    FORM 8-K

                                 Current Report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): JANUARY 10, 2000
                                                         -----------------------

                               CUMULUS MEDIA INC.
--------------------------------------------------------------------------------
            (Exact Name of Registrant as specified in its character)

          ILLINOIS                   000-24525                36-4159663
--------------------------------------------------------------------------------
(State or other jurisdiction      (Commission File          (IRS Employer
      of incorporation)               Number)             Identification No.)

           111 EAST KILBOURN AVENUE, SUITE 2700 MILWAUKEE, WI 53202
--------------------------------------------------------------------------------
              (Address of Principal Executive Offices) (Zip Code)

       Registrant's telephone number, including area code: (414) 615-2800
                                                           ---------------------

                                      NONE
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

Item 5.  Other Events

     On November 29, 1999, Cumulus Broadcasting, Inc. ("Cumulus Broadcasting"), a wholly owned subsidiary of Cumulus Media Inc. (the "Company"), entered into an Asset Purchase Agreement (the "Connoisseur Asset Purchase Agreement") with Connoisseur Communications Partners, L.P., Continuity Partners, L.P., Connoisseur Communications of Flint, L.P., Connoisseur Communications of Mercer County, L.P., Connoisseur Communications of Muskegon, L.P., Connoisseur Communications of Quad Cities, L.P., Connoisseur Communications of Rockford, L.P., Connoisseur Communications of Evansville, L.P., Connoisseur Communications of Canton, L.P., Connoisseur Communications of Saginaw, L.P., Connoisseur Communications of Waterloo, L.P., Connoisseur Communications of Youngstown, L.P. and Abry Broadcast Partners III, L.P. (collectively, the "Connoisseur Sellers"). Pursuant to the terms of the Connoisseur Asset Purchase Agreement, Cumulus Broadcasting will acquire 37 radio stations in nine Midwestern markets for a purchase price of $242.0 million in cash.


     On December 17, 1999, Cumulus Broadcasting, Cumulus Licensing Corp. ("Cumulus Licensing") and Cumulus Wireless Services Inc. ("Cumulus Wireless") entered into two asset purchase agreements (the "McDonald Asset Purchase Agreements") with McDonald Media Group, Inc. ("McDonald"), pursuant to which Cumulus Broadcasting will acquire five radio stations in California (the "California Stations") and three stations in Oregon (the "Oregon Stations") for an aggregate purchase price of $41.0 million in cash. The asset purchase agreement for the California Stations will become effective upon the exercise of an option held by Cumulus Broadcasting, Cumulus Licensing and Cumulus Wireless. The option expires March 31, 2000.

     The execution of the Connoisseur Asset Purchase Agreements and the McDonald Asset Purchase Agreements described herein requires the inclusion, under Article 11 of Regulation S-X, of the pro forma financial statements included herein and, under Section 3-05 of Regulation S-X, of the historical financial statements included herein, in a registration statement filed by the Company under the Securities Act of 1933, as amended. Accordingly, the historical financial statements included herein are incorporated by reference in the Registration Statement on Form S-3 (Registration No. 333-94323) filed by the Company with the SEC on January 10, 2000.

Item 7.  Financial Statements and Exhibits.

    (a)  Financial Statements.

         Index to Financial Statements attached hereto:

           (1)  Connoisseur Communications Partners, L.P.

           Report of Independent Accountants

           Financial Statements:

               Consolidated Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998

               Consolidated Statements of Operations for nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

               Consolidated Statement of Partners' Capital for the year ended December 31, 1998 and September 30, 1999 (unaudited)

               Consolidated Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

               Notes to Consolidated Financial Statements

     (2) Radio Stations KHAY-FM, KVEN-FM, KBBY-FM, KKSB-FM and KMGQ-FM (A Division of McDonald Media Group, Inc.)

          Report of Independent Accountants

          Financial Statements:

               Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998

               Statements of Operations for nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

               Statement of Divisional Control Account for the year ended December 31, 1998

               Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

               Notes to Financial Statements

     (3) KZEL-FM Radio and KNRQ-AM/FM Radio (A Division of McDonald Media Group, Inc.)

          Report of Independent Accountants

          Financial Statements:

               Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998

               Statements of Operations for nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

               Statement of Divisional Control Account for the year ended December 31, 1998

               Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998

               Notes to Financial Statements

     (b)  Pro Forma Financial Information.

          Cumulus Media Inc. Unaudited Pro Forma Statement of Operations for the Year Ended December 31, 1998.

     Cumulus Media Inc. Unaudited Pro Forma Statement of Operations for the Nine Months Ended September 30, 1999.

     Cumulus Media Inc. Unaudited Pro Forma Balance Sheet as of September 30, 1999.

(c)  Exhibits:

     2.1 Asset Purchase Agreement, dated as of November 29, 1999, by and among Cumulus Broadcasting and the Connoisseur Sellers.**

     2.2  Asset Purchase Agreement, dated as of            , 2000 by and among
          Cumulus Broadcasting, Cumulus Licensing, Cumulus Wireless and McDonald, with respect to the California Stations.*

     2.3 Asset Purchase Agreement, dated as of December 17, 1999 by and among Cumulus Broadcasting, Cumulus Licensing, Cumulus Wireless and McDonald, with respect to the Oregon Stations.*

     2.4 Option Agreement, dated as of December 17, 1999, by and among Cumulus Broadcasting, Cumulus Licensing and Cumulus Wireless, with respect to the California Stations.*

     23.1 Consent of PricewaterhouseCoopers LLP.*

     23.2 Consent of Ernst & Young LLP.*


*  Filed herewith.

** Incorporated by reference to the Current Report on Form 8-K Filed by the Company on December 2, 1999.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

                              CUMULUS MEDIA

                              By:  /s/ Richard W. Weening
                                   ----------------------
                                   Richard W. Weening
                                   Executive Chairman
                                   and Treasurer


Date: January 18, 2000

                                 EXHIBIT INDEX





                                                                    SEQUENTIALLY
                                                                      NUMBERED
 EXHIBIT NO.                      DESCRIPTION                            PAGE
 -----------                      -----------                       ------------



   2.1         Asset Purchase Agreement, dated as of November 29,
               1999, by and among Cumulus Broadcasting and the Connoisseur Sellers.**

   2.2         Asset Purchase Agreement, dated as of            ,
               2000 by and among Cumulus Broadcasting, Cumulus
               Licensing, Cumulus Wireless and McDonald, with respect to the California Stations.*

   2.3         Asset Purchase Agreement, dated as of December 17,
               1999 by and among Cumulus Broadcasting, Cumulus
               Licensing, Cumulus Wireless and McDonald, with respect to the Oregon Stations.*

   2.4 Option Agreement, dated as of December 17, 1999, by and among Cumulus Broadcasting, Cumulus Licensing and Cumulus Wireless, with respect to the California Stations.*


   23.1        Consent of PricewaterhouseCoopers LLP.*

   23.2        Consent of Ernst & Young LLP.*



*  Filed herewith.

** Incorporated by reference to the Current Report on Form 8-K Filed by the Company on December 2, 1999.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS


         The following unaudited pro forma financial statements reflect the results of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 and the balance sheet as of September 30, 1999 after giving effect to the transactions described below. The information set forth under the heading "Cumulus Historical" in the pro forma statements of operations includes results relating to LMAs. The information set forth under the heading "Pending Acquisitions" in the pro forma statements of operations excludes results relating to LMAs to the extent that such activity is included in our historical financial information.


         The pro forma statements of operations for the year ended December 31, 1998 and the nine months ended September 30, 1999 give effect to:


- the offering(s) of our Class A common stock described in the Registration Statement on Form S-3 (333-94325) filed with the SEC on January 10, 2000.


-        the November 1999 offering of our Class A common stock


-        the July 1999 offering of our Class A common stock


- the completion of our 1998 and 1999 acquisitions and our pending acquisitions,


- our initial public offerings of our Class A common stock, our senior subordinated notes and our Series A preferred stock,


-        the redemption of a portion of our Series A preferred stock,


- borrowings under and the repayment of all indebtedness outstanding under our old credit facility, and


-        borrowings under our credit facility,


in each case as if such transactions had occurred on January 1, 1998.


         The information set forth under the heading "Pro Forma Adjustments for Cumulus Historical and the 1999 Completed Acquisitions" in the pro forma statement of operations for the year ended December 31, 1998 includes the effects of our initial public offerings. The information set forth under the heading "1999 Subsequent Acquisitions" in the pro forma statement of operations for the nine months ended September 30, 1999 includes the effect of our acquisitions completed after September 30, 1999.


         The pro forma balance sheet as of September 30, 1999 gives effect to:


- the offering(s) of our Class A common stock described in the Registration Statement on Form S-3 (333-94325) filed with the SEC on January 10, 2000.


-        the November 1999 offering of our Class A common stock


- The conversion of 1,102,000 shares of Class B common stock owned by selling shareholders to shares of Class A common stock in connection with our November offering,


-        the redemption of a portion of our Series A preferred stock,


- the completion of our pending acquisitions and acquisitions completed after September 30, 1999,


in each case as if such transactions had occurred on September 30, 1999.


         The information set forth under the heading "Pro Forma Adjustments for the 1999 Subsequent Acquisitions" includes the effect of our acquisitions completed after September 30, 1999.


         The pro forma financial statements are based on our historical consolidated financial statements and the financial statements of those entities acquired, or from which assets were acquired, in conjunction with our completed and pending acquisitions. The unaudited pro forma financial information reflects the use of the purchase method of accounting for all acquisitions. For purposes of the unaudited pro forma financial statements, the purchase prices of the stations acquired and to be acquired in our completed acquisitions and pending acquisitions have been allocated based primarily on information furnished by management of the acquired stations. The final allocation of the relative purchase prices of the stations acquired and to be acquired to our completed acquisitions and pending acquisitions is determined a reasonable time after consummation of such transactions and are based on complete evaluations of the assets acquired and liabilities assumed. Accordingly the information presented herein may differ from the final purchase price allocation; however, in the opinion of our management, the final purchase price allocation will not differ significantly from the information presented herein. In the opinion of our management, all adjustments have been made that are necessary to present fairly the pro forma data.


         The unaudited pro forma information is presented for illustrative purposes only and is not indicative of the operating results or financial position that would have occurred if the transactions referred to above had been consummated on the dates indicated, nor is it indicative of future operating results or financial positions. The failure of the aforementioned transactions to be completed would significantly alter the unaudited pro forma information.


         All pro forma financial information should be read in conjunction with our consolidated financial statements which have been incorporated by reference in the prospectus included in our Registration Statement (No. 333-94323) filed with the SEC on January 10, 2000. See also "Risk Factors -- Substantial Leverage" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" included in such prospectus or any supplement thereto.

                               CUMULUS MEDIA INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                 FOR THE TWELVE MONTHS ENDED DECEMBER 31, 1998
                 (Dollars in thousands, except per share data)

                                                                                                             (D)
                                                                                                          Pro Forma
                                                              (B)                                   Adjustments for the
                                                           Pro Forma                                 Cumulus Historical
                                        (A)             Adjustments for            (C)                  and the 1999
                                    The Company             Cumulus           1999 Completed              Completed
                                     Historical         Historical(1)(2)      Acquisitions(3)           Acquisitions
                                    -----------         ----------------      ---------------       -------------------
Statement of Operation Data:

Revenues                           $    108,172          $   29,250            $     35,236                $          -
Less agency commissions                  (9,385)             (1,934)                 (2,133)                          -
                                   ------------          ----------            ------------                ------------
Net revenues                             98,787              27,316                  33,103                           -

Station operating expenses
  excluding depreciation and
  amortization                           72,154              20,973                  24,192                           -

Depreciation and amortization            19,584               3,772                   4,923                    8,338 (4)

Corporate general and
  administrative expenses                 5,607               1,395                   1,116                           -

Non-cash stock compensation
  expense                                     -                   -                       -                           -
                                   ------------          ----------            ------------                ------------
Operating income (loss)                   1,442               1,176                   2,872                      (8,338)
                                   ------------          ----------            ------------                ------------

Interest expense                        (15,551)             (2,950)                 (3,502)                     (5,380) (5)
Interest income                           2,373                   -                       -                      (2,173) (6)
Gain (loss) on sale of asset                  -              21,249                     (72)                    (21,177) (7)
Other income (expense)                       (2)               (182)                   (129)                          -
                                   ------------          ----------            ------------                ------------

Income (loss) before income             (11,738)             19,293                    (831)                    (37,068)
  taxes
Income tax (expense) benefit               (126)                (86)                     13                           -
                                   ------------          ----------            ------------                ------------

Net income (loss) before
  extraordinary loss                    (11,864)             19,207                    (818)                    (37,068)


Preferred stock dividends               (13,591)                  -                       -                      (4,503) (8)
                                   ------------          ----------            ------------                ------------

Net income (loss) before
  extraordinary loss
  attributable to common
  stockholders                     $    (25,455)         $   19,207            $       (818)               $    (41,571)
                                   ============          ==========            ============                ============




                                                                                            (E) + (F) = (G)
                                  (A) + (B) + (C)+              (F)                           Pro Forma as
                                      (D) = (E)              Pro Forma                      Adjusted for the
                                    Pro Forma as        Adjustments for the                Completed Offering
                                   Adjusted for the     Completed Offering              the Credit Facility, and
                                    1999 Completed        and the Credit                   the 1999 Completed
                                     Acquisitions            Facility                         Acquisitions
                                   ----------------     --------------------            ------------------------
Statement of Operation Data:

Revenues                              $   172,658             $       -                       $   172,658
Less agency commissions                   (13,452)                    -                           (13,452)
                                      -----------             ---------                       -----------
Net revenues                              159,206                     -                           159,206

Station operating expenses
  excluding depreciation and
  amortization                            117,319                     -                           117,319

Depreciation and amortization              36,617                     -                            36,617

Corporate general and
  administrative expenses                   8,118                     -                             8,118

Non-cash stock compensation
  expense                                       -                     -                                 -
                                      -----------             ---------                       -----------
Operating income (loss)                    (2,848)                    -                            (2,848)
                                      -----------             ---------                       -----------

Interest expense                          (27,383)               (1,397) (9)                      (28,780)
Interest income                               200                     -                               200
Gain (loss) on sale of asset                    -                     -                                 -
Other income (expense)                       (313)                    -                              (313)
                                      -----------             ---------                       -----------
Income (loss) before income
  taxes                                   (30,344)               (1,397)                          (31,741)
Income tax (expense) benefit                 (199)                    -                              (199)
                                      -----------             ---------                       -----------
Net income (loss) before
  extraordinary loss                      (30,543)               (1,397)                          (31,940)
Preferred stock dividends                 (18,094)                6,333 (10)                      (11,761)
                                      -----------             ---------                       -----------
Net income (loss) before
  extraordinary loss
  attributable to common
  stockholders                        $   (48,637)            $   4,936                       $   (43,701)
                                      ===========             =========                       ===========







                                                                 (I)
                                                               Pro Forma
                                                               Adjustments
                                                             for the Pending               (G) + (H) + (I)
                                           (H)               Acquisitions and                   = (J)
                                         Pending               the Current                    Pro Forma
                                      Acquisitions               Offering                    Combined (1)
                                      ------------           -----------------               ------------
Statement of Operation Data:

Revenues                                $   82,388               $        -                 $     255,046
Less agency commissions                     (7,610)                       -                       (21,062)
                                        ----------               ----------                  ------------
Net revenues                                74,778                        -                       233,984

Station operating expenses
  excluding depreciation and
  amortization                              57,057                        -                       174,376

Depreciation and amortization               10,434                   14,118 (4)                    61,169

Corporate general and
  administrative expenses                    6,478                        -                        14,596

Non-cash stock compensation
  expense                                        -                        -                             -
                                        ----------               ----------                 -------------
Operating income (loss)                        809                  (14,118)                      (16,157)
                                        ----------               ----------                 -------------

Interest expense                            (5,396)                   5,396 (11)                  (28,780)
Interest income                                492                     (492)(6)                       200
Gain (loss) on sale of asset                   554                     (554)(12)                        -
Other income (expense)                         270                                                    (43)
                                        ----------               ----------                 -------------
Income (loss) before income
  taxes                                     (3,271)                  (9,768)                      (44,780)
Income tax (expense) benefit                   259                        -                            60
                                        ----------               ----------                 -------------

Net income (loss) before
  extraordinary loss                        (3,012)                  (9,768)                      (44,720)
Preferred stock dividends                        -                        -                       (11,761)
                                        ----------               ----------                 -------------

Net income (loss) before
  extraordinary loss
  attributable to common
  stockholders                          $   (3,012)              $   (9,768)                $     (56,481)
                                        ==========               ===========                =============

Basic and diluted loss                                                                             $(1.26)
  per common share                                                                          =============

Pro Forma weighted average
  shares outstanding                                                                               44.729
                                                                                            -------------

SEE ACCOMPANYING NOTES TO UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

                             Support for Column(H)
                              Pending Acquisitions
                               December 31, 1998


                                                                        RADIO STATIONS
                                                                        KHAY-FM, KNEN-
                              CAPE FEAR                  CONNOISSEUR     FM, KBBY-FM,   KZEL-FM RADIO                     PENDING
                             BROADCASTING  C.F. RADIO,  COMMUNICATIONS  KKSB-FM, KMGQ-  AND KNRQ-AM/FM  OTHER PENDING   ACQUISITIONS
                               COMPANY        INC.      PARTNERS, L.P.        FM            RADIO        ACQUISITIONS     COLUMN(H)
                             -----------------------------------------------------------------------------------------  -----------
STATEMENT OF OPERATIONS DATA:

Revenues                     $  5,847      $  2,040       $  38,449       $  5,963        $  2,151          $  27,938     $  82,388
Less: agency commissions         (573)         (234)         (3,992)          (668)           (232)            (1,911)       (7,610)
                             ----------------------------------------------------------------------------------------     ---------

Net revenues                    5,274         1,806          34,457          5,295           1,919             26,027        74,778

Station operating expenses
  excluding depreciation and
  amortization                  3,711         1,096          23,874          3,906           1,714             22,756        57,057

Depreciation and amortization     142           355           5,340          1,542             477              2,578        10,434

Corporate General and
  administrative expenses          --            --           3,488            420              75              2,495         6,478

Non-cash stock compensation
  expense                          --            --              --             --              --                 --            --
                             ----------------------------------------------------------------------------------------     ---------
                                   --            --              --             --              --                 --            --

Operating income (loss)         1,421           355           1,755           (573)           (347)            (1,802)          809
                             ----------------------------------------------------------------------------------------     ---------

Interest expense                  (28)         (350)         (4,148)            --              --               (870)       (5,396)
Interest Income                    --            --             492             --              --                 --           492
Gain (loss) on sale of asset       --            --            (527)            --              --              1,081           554
Other income (expense)            180            12            (175)            --              --                253           270
                            ----------------------------------------------------------------------------------------      ---------
Income (loss) before income
  taxes                         1,573            17          (2,603)          (573)           (347)            (1,338)       (3,271)

Income tax (expense) benefit       --            --              --            175             109                (25)          259
                             ----------------------------------------------------------------------------------------     ---------
Net income (loss) before
  extraordinary loss         $  1,573      $     17       $  (2,603)      $   (398)       $   (238)         $  (1,363)    $  (3,012)
                             ========================================================================================     =========

            NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                                 (IN THOUSANDS)

(1) The pro forma financial results exclude the effects of estimated cost savings which management believes will result from the integration of our completed and pending acquisitions.

(2) Reflects historical revenues and expenses of stations acquired by us in 1998 for the period from January 1, 1998 through the date the stations were acquired by us.

(3) Reflects the historical revenues and expenses of stations acquired by us in 1999 for the period from January 1, 1998 through December 31, 1998.

(4) Adjustments reflect (i) the change in depreciation and amortization expense resulting from conforming the estimated useful lives of our completed and pending acquisitions' assets to our policies and (ii) the additional depreciation and amortization expense resulting from the allocation of the purchase price to the estimated fair market value of the assets acquired. On a pro forma basis, depreciation expense is $15,146 and amortization expense is $46,023 after giving effect to the completed and pending acquisitions. Depreciation expense has been calculated on a straight line basis using a weighted average life of seven years for property and equipment. Goodwill and other intangible assets' amortization has been calculated on a straight line basis over 25 years. Non-compete agreements are being amortized over the lives of the agreements which range from one to three years.

         We allocate the purchase prices of the acquired stations based on evaluations of the assets acquired and the liabilities assumed. We believe that the excess of cost over the fair value of tangible net assets of an acquired radio station almost exclusively relates to the value of the FCC broadcasting license and goodwill. We believe that the purchase price allocation method described above is consistent with general practice in the radio broadcasting industry.

(5)      Adjustment to reflect increased interest expense resulting from:

             Interest on the $114,450 indebtedness under the old credit
                facility at 8.5%..................................................   $    9,728
             Interest on our senior subordinated notes at 10.375%.................       16,600
             Annual amortization of $3,102 in transaction costs associated
                with the old credit facility over eight years.....................          387
             Annual amortization of $6,689 in debt issue costs associated with
                our senior subordinated notes over ten years......................          668
                                                                                     ----------
             Total interest expense...............................................       27,383
             Less:  historical interest recorded by us and the businesses
                acquired in connection with our completed acquisitions............      (22,003)
                                                                                     ----------
             Net adjustment.......................................................   $    5,380
                                                                                     ==========





(6) Adjustment to reduce historical interest income to reflect the effects of our completed and pending acquisitions as of January 1, 1998.

(7) Adjustment to eliminate non-recurring gains (losses) on the sale of assets recorded by Crystal Radio Group, Inc., Midland Broadcasting, Inc. and Savannah Communications, L.P., combined with an adjustment recorded to eliminate the net non-recurring loss recognized by Calendar Broadcasting, Inc. and subsidiaries. The non-recurring gain was recognized by Crystal Radio Group, Inc., Midland Broadcasting, Inc., and Savannah Communications L.P. upon sale of assets to us.

(8) Adjustment to reflect additional accretion related to Series A preferred stock dividend as if the Series A preferred stock were outstanding for the full period from January 1, 1998 to December 31, 1998.

             Accretion of Series A preferred stock dividend (compounded              $  18,094
                quarterly at 13.75%)..............................................
             Less:  historical dividends recorded by us...........................     (13,591)
                                                                                     ---------
             Net adjustment.......................................................   $   4,503
                                                                                     =========



(9)      Adjustment to reflect increased interest expense resulting from:

             Sources of funds from completed November offering and current credit facility:
             Amount financed by the current credit facility ($125,000 to Cumulus
                net of fees of $4,000)............................................                    $   121,000
             Class A common stock offered ($148,278 to Cumulus net of fees of
                $8,663)...........................................................                        139,615
                                                                                                      -----------
                     Total........................................................                    $   260,615
                                                                                                      ===========
             Uses of funds:
             Repayment of the old credit facility.................................                    $    62,500
             Redemption of Series A preferred stock:
                 Redemption of original liquidation preference (35% of
                    $125,000).....................................................   $    43,750
                 Redemption premium (13.75% of redeemed amount)...................         6,016
                                                                                     -----------
                 Total payment to Series A preferred stockholders.................                         49,766
                 Cash on hand.....................................................                        148,349
                                                                                                      -----------
                     Total........................................................                    $   260,615
                                                                                                      ===========
             Interest on the $125,000 indebtedness under the current credit
                facility at 8.50%.................................................                    $    10,625
             Interest on our senior subordinated notes at 10.375%.................                         16,600
             Annual amortization of $7,102 in deferred transaction costs associated with the old and current credit facilities over eight
                years.............................................................                            888
             Annual amortization of $6,689 in debt issue costs associated with
                our senior subordinated notes over ten years......................                            667
                                                                                                      -----------
                     Total interest expense.......................................                         28,780
                     Less:  interest expense recorded pro forma as adjusted
                       for the 1999 completed acquisitions........................                        (27,383)
                                                                                                      -----------
                     Net adjustment...............................................                    $     1,397
                                                                                                      ===========

(10) Adjustment to reflect the reduction in the dividend on the Series A preferred stock, on a pro forma basis, as if the redemption had occurred as of January 1, 1998:

             Annual dividend on $81,250 Series A preferred stock at 13.75%........   $  11,761
             Less:  pro forma dividend as adjusted for the 1999 completed
                acquisitions......................................................     (18,094)
                                                                                     ---------
             Net adjustment.......................................................   $   6,333
                                                                                     =========



(11) Adjustment to reflect the elimination of $ 5,396 of interest expense recorded by sellers pursuant to our pending acquisitions.

(12) Adjustment recorded to eliminate the net non-recurring gains (losses) on the sale of assets recorded by Anderson Broadcasting Company, combined with an adjustment recorded to eliminate the net non-recurring gain recognized by Savannah Valley Broadcasting Radio Properties. The non-recurring gain was recognized by Savannah Valley Broadcasting Radio Properties upon the sale of assets not acquired by us.



Sources of funds from the completed November offering and the current offering:

             Class A common stock in November offering ($148,728 to Cumulus
                 net of fees of $8,663)...........................................   $   139,615
             Class A common stock in current Offering ($473,750 to Cumulus
                 net of fees of $24,937)..........................................   $   448,813
                 Escrow funds.....................................................        14,063
                                                                                     -----------
                     Total........................................................   $   602,491
                                                                                     ===========
             Uses of funds:
                Purchase price of our pending acquisitions........................   $   456,655
                Increase in cash on hand..........................................       145,836
                                                                                     -----------
                     Total........................................................   $   602,491
                                                                                     ===========




         The floating interest rate used to calculate pro forma interest expense on the current credit facility is eight and one half percent (8.50%). The rate on the current credit facility is based on our estimates, considering current market conditions for similar securities. A one-eighth of one percent (0.125%) change in the interest rate on the current credit facility results in a $156 increase or decrease in the pro forma interest expense for the twelve months ended December 31, 1998.

         Upon the consummation of the Series A preferred stock redemption on October 1, 1999, we have recorded a redemption premium of $6,016 on the redemption of $43,750 Series A preferred stock.

                               CUMULUS MEDIA INC.
              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                 (Dollars in thousands, except per share data)


                                                                                                      (D)
                                                                                                    Pro Forma        (A)+(B)+(C)+
                                                                 (B)                            Adjustments for the      (D)=(E)
                                                              Pro Forma                          Company Historical   Pro Forma as
                                               (A)         Adjustments for          (C)            and the 1999     Adjusted for the
                                           The Company       the Company       1999 Completed        Completed       1999 Completed
                                          Historical (1)   Historical (2)     Acquisitions (3)      Acquisitions      Acquisitions
                                          --------------   ---------------    ----------------     --------------     -------------
Statement of Operations Data:

Revenue                                   $      136,341   $         4,672    $          8,651     $         -        $     149,664
Less, agency commissions                         (10,609)             (351)               (934)              -              (11,894)
                                          --------------   ---------------     ---------------     --------------     -------------
Net revenues                                     125,732             4,321               7,717               -              137,770

Station operating expenses
  excluding depreciation and
  amortization                                    90,049             3,524               5,150               -               98,723

Depreciation and amortization                     26,270               371               1,196             (3,400)(4)        24,437

Corporate general and
  administrative expenses                          5,150               352                 733               -                6,235

Non-cash stock compensation expenses                -                 -                   -                  -                 -
                                          --------------   ---------------    ----------------     --------------     -------------
Operating Income (loss)                            4,263                74                 638              3,400             8,375
                                          --------------   ---------------    ----------------     --------------     -------------

Interest expenses                                (19,362)             (933)             (1,091)             1,289 (5)       (20,097)
Interest income                                    2,054              -                   -                (1,904)(6)           150
Gain (loss) on sale of asset                        -               29,585                -               (29,585)(7)          -
Other income (expense)                               759               (51)               -                  -                  708
                                          --------------   ---------------   -----------------     --------------     -------------

Income (loss) before income                      (12,286)           28,675                (453)           (26,800)          (10,864)
  taxes
Income tax (expense) benefit                        (160)             -                   -                  -                 (160)
                                          --------------   ---------------   -----------------     --------------     -------------

Net income (loss) before extraordinary
  loss                                           (12,446)           28,675                (453)           (26,800)          (11,024)

Preferred stock dividends                        (14,245)             -                   -                  -    (8)       (14,245)
                                          --------------   ---------------   -----------------     --------------     -------------

Net income (loss) before extraordinary
  loss attributable in common stockholders       (26,691)           28,675                (453)           (26,800)          (25,269)
                                          ==============  ================   =================     ==============     =============

                                                                 (E)+(F)=(G)                           (I)
                                             (F)                Pro Forma as                         Pro Forma
                                          Pro Forms           Adjusted for the                       Adjustments
                                         Adjustments           1999 Completed                      for the Pending     (G)+(H)+(I)
                                      for the Completed       Acquisitions, the         (H)          Acquisitions          =(J)
                                      Offering and the       Completed Offering,      Pending       and the Current      Pro Forma
                                      Credit Facility     and the Credit Facility   Acquisitions       Offering        Combined (4)
                                      ---------------     -----------------------  --------------    ------------      ------------
Statement of Operations Data:

Revenue                               $          -        $               149,664  $       58,698    $                 $    208,362
Less: agency commissions                         -                        (11,894)         (5,643)           -              (17,537)
                                      ---------------     -----------------------  --------------    ------------      ------------
Net revenues                                     -                        137,770          53,055            -              190,825

Station operating expenses
  excluding depreciation and
  amortization                                   -                         98,723          38,787                           137,510

Depreciation and amortization                    -                         24,437           7,047          11,369  (4)       42,853

Corporate general and
  administrative expenses                        -                          6,235           5,378             -              11,613

Non-cash stock compensation expense              -                           -                -               -                -
                                      ---------------     -----------------------  --------------    -------------     ------------
Operating income (loss)                          -                          8,375           1,843          (11,369)          (1,151)
                                      ---------------     -----------------------  --------------    -------------     ------------

Interest expense                               (1,489)(9)                 (21,586)         (4,139)           4,139 (11)     (21,586)
Interest income                                  -                            150             270             (270)(6)          150
Gain (loss) on sale of asset                     -                           -                 34              (34)(12)        -
Other income (expense)                           -                            708            (193)                              515
                                      ---------------     -----------------------  --------------    -------------     ------------

Income (loss) before income                    (1,489)                    (12,353)         (2,185)          (7,534)         (22,072)
  taxes
Income tax (expense) benefit                     -                           (160)            522             -                 362
                                      ---------------     -----------------------  --------------    -------------     ------------

Net income (loss) extraordinary loss           (1,489)                    (12,513)         (1,663)          (7,534)         (21,710)

Preferred stock dividends                       4,320 (10)                 (9,925)           -                -              (9,925)
                                      ---------------     -----------------------  --------------    -------------     ------------

Net income (loss) before extraordinary
  loss attributable in common
  stockholders                                  2,831                     (22,438)         (1,663)          (7,534)         (31,635)
                                      ===============     =======================  ==============    =============     ============
Basic and diluted loss
  per common share                                                                                                     $       (.71)
                                                                                                                       ============
Pro forma weighted average
  share outstanding                                                                                                          44,729
                                                                                                                       ============

See accompanying notes to unaudited pro forma combined statement of operations

                             SUPPORT FOR COLUMN(H)
                              PENDING ACQUISITIONS
                               SEPTEMBER 30, 1999

                                                                          RADIO STATIONS
                                                                          KHAY-FM, KNEN-
                                    CAPE FEAR              CONNOISSEUR     FM, KBBY-FM,    KZEL-FM RADIO                  PENDING
                                  BROADCASTING    C.F.    COMMUNICATIONS  KKSB-FM, KMGQ-  AND KNRQ-AM/FM  OTHER PENDING ACQUISITIONS
                                     COMPANY   RADIO, INC. PARTNERS, L.P.       FM            RADIO       ACQUISITIONS   COLUMN (H)
                                  ------------------------------------------------------------------------------------   -----------

STATEMENT OF OPERATIONS DATA:

Revenues                             $ 4,012       $ 1,717        $ 32,483       $ 4,146      $ 1,718       $ 14,622       $ 58,698
Less: agency commissions                (467)         (218)         (3,473)         (463)        (195)          (827)        (5,643)
                                     -------------------------------------------------------------------------------       --------

Net revenues                           3,545         1,499          29,010         3,683        1,523         13,795         53,055

Station operating expenses
   excluding depreciation and
   amortization                        2,510         1,056          19,317         3,301        1,214         11,389         38,787

Depreciation and amortization           (100)          421           4,213         1,101          297          1,115          7,047

Corporate General and
   administrative expenses                 -             -           3,300           386           42          1,650          5,378

Non-cash stock compensation expense        -             -               -             -            -              -              -
                                     -------------------------------------------------------------------------------       --------

Operating income (loss)                1,135            22           2,180        (1,105)         (30)          (359)         1,843
                                     -------------------------------------------------------------------------------       --------

Interest expense                          18          (357)         (3,220)            -            -           (580)        (4,139)
Interest income                            -             -             270             -            -              -            270
Gain (loss) on sale of asset               -             -              (6)            -            -             40             34
Other income (expense)                     -             -             (71)            -            -           (122)          (193)
                                     -------------------------------------------------------------------------------       --------

Income (loss) before  income           1,153          (335)           (847)       (1,105)         (30)        (1,021)        (2,185)
   taxes
Income tax (expense) benefit               -             -               -           487           35              -            522
                                     -------------------------------------------------------------------------------       --------

Net income (loss) before
    extraordinary loss               $ 1,153       $  (335)       $   (847)      $  (618)     $     5       $ (1,021)      $ (1,663)
                                     -------------------------------------------------------------------------------       --------

            NOTES TO THE UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999
                                 (IN THOUSANDS)

(1) The pro forma financial results exclude the effects of estimated cost savings which management believes will result from the integration of our completed and pending acquisitions.

(2) Reflects historical revenues and expenses of stations acquired by us in the first nine months of 1999 for the period from January 1, 1999 through the date the stations were acquired by us.

(3) Reflects the historical revenues and expenses of stations acquired by us after September 30, 1999 for the period from January 1, 1999 through September 30, 1999.

(4) Adjustments reflect (i) the change in depreciation and amortization expense resulting from conforming the estimated useful lives of our completed and pending acquisitions' assets to our policies and (ii) the additional depreciation and amortization expense resulting from the allocation of the purchase price to the estimated fair market value of the assets acquired. On a pro forma basis, depreciation expense is $10,564 and amortization expense is $32,289 after giving effect to the completed and pending acquisitions. Depreciation expense has been calculated on a straight-line basis using a weighted average life of seven years for property and equipment. Goodwill and other intangible assets' amortization has been calculated on a straight-line basis over 25 years. Non-compete agreements are being amortized over the lives of the agreements which range from one to three years.

       We allocate the purchase prices of the acquired stations based on evaluations of the assets acquired and the liabilities assumed. We believe that the excess of cost over the fair value of tangible net assets of an acquired radio station almost exclusively relates to the value of the FCC broadcasting license and goodwill. We believe that the purchase price allocation method described above is consistent with general practice in the radio broadcasting industry.

(5)    Adjustment to reflect decreased interest expense resulting from:


             Nine months of interest on the $107,537 indebtedness under
                the old credit facility at 8.5%...................................    $  6,854
             Nine months of interest on our senior subordinated notes at
                10.375%...........................................................      12,450
             Nine months of amortization of $3,102 in transaction costs
                associated with the old credit facility over eight years..........         291
             Nine months of  amortization of $6,689 in debt issue costs
                associated with our senior subordinated notes over ten years......         502
                                                                                      --------
                 Total interest expense...........................................      20,097
                 Less:  historical interest recorded by us and the businesses
                    acquired in connection with our completed acquisitions........     (21,386)
                                                                                      --------
                 Net adjustment...................................................    $ (1,289)
                                                                                      ========



(6) Adjustments to reduce historical interest income to reflect the effects of our completed and pending acquisitions as of January 1, 1999.

(7) Adjustment recorded to eliminate the non-recurring gain on sale of assets recorded by HMH Broadcasting Inc. on the 1999 sales of radio stations to us.

(8) Adjustment to reflect additional accretion related to Series A preferred stock dividend as if the Series A preferred stock were outstanding for the full period from January 1, 1998 to September 30, 1999.

             Accretion of Series A preferred stock dividend (compounded
                quarterly at 13.75%)..............................................    $ 14,245
             Less:  historical dividends recorded by us...........................     (14,245)
                                                                                      --------
             Net adjustment.......................................................    $      0
                                                                                      ========



(9)    Adjustment to reflect increased interest expense resulting from:


             Sources of funds from completed November offering and current credit facility:
             Amount financed by the current credit facility ($125,000 to
                Cumulus net of fees of $4,000)....................................                    $   121,000
             Class A common stock offered ($148,278 to Cumulus net of
                fees of $8,663)...................................................                        139,615
                                                                                                      -----------
                     Total........................................................                    $   260,615
                                                                                                      ===========
             Uses of funds:
             Repayment of the old credit facility.................................                    $   107,537
             Redemption of Series A preferred stock:
                 Redemption of original liquidation preference (35% of
                    $125,000).....................................................    $   43,750
                 Redemption premium (13.75% of redeemed amount)...................         6,016
                                                                                      ----------
                 Total payment to Series A preferred stockholders.................                         49,766
                 Cash on hand.....................................................                    $   103,312
                                                                                                      -----------
                     Total........................................................                    $   260,615
                                                                                                      ===========
             Nine months interest on the $125,000 indebtedness under the
                 current credit facility at 8.50%.................................                          7,968
             Nine months interest on our senior subordinated notes at
                 10.375%..........................................................                         12,450
             Nine months amortization of $7,102 in deferred transaction costs associated with the old and current credit facilities over
                 eight years......................................................                            666
             Nine months amortization of $6,689 in debt issue costs
                 associated with our senior subordinated notes over ten years.....                            502
                                                                                                      -----------
                     Total interest expense.......................................                         21,586
                     Less:  interest expense recorded pro forma as adjusted
                       for our completed acquisitions............................                         (20,097)
                                                                                                      -----------
                     Net adjustment...............................................                    $     1,489
                                                                                                      ===========

(10) Adjustment to reflect the redemption of Series A preferred stock, on a pro forma basis, as if the redemption had occurred as of January 1, 1998:


                 Original Series A preferred stock................................   $  125,000
                 Less:  redemption of original liquidation preference.............      (43,750)
                                                                                     ----------
                 Pro forma Series A preferred stock balance as of January 1,
                    1998..........................................................       81,250
                 Annual dividend on Series A preferred stock at 13.75%
                    compounded quarterly..........................................       11,761
                                                                                     ----------
                     Pro forma Series A preferred stock balance as of
                       December 31, 1998..........................................       93,011
                     Nine months dividend on $93,011 Series A preferred
                       stock at 13.75%............................................                         (9,925)
                     Less:  pro forma dividend as adjusted for the 1999
                       subsequent acquisitions....................................                        (14,245)
                                                                                                       ----------
                     Net adjustment...............................................                     $    4,320
                                                                                                       ==========




(11) Adjustment to reflect the elimination of $4,139 of interest expense recorded by sellers pursuant to the Pending Acquisitions.

(12) Adjustment recorded to eliminate the non-recurring gain on the sale of assets recorded by Centroplex Communications Inc.



         Sources of funds from the completed November offering and the current offering:


             Class A common stock offered in November offering ($148,278 to
                Cumulus net of fees of $8,663)..................................     $   139,615

             Class A common stock offered in current offering ($473,750 to
                Cumulus net of fees of $24,937).................................     $   448,813
                Escrow funds....................................................          14,063
                                                                                     -----------
                     Total........................................................   $   602,491
                                                                                     ===========
             Uses of funds:
                Purchase price of the pending acquisitions........................   $   456,655
                Increase in cash on hand..........................................       145,836
                                                                                     -----------
                     Total........................................................      $602,491
                                                                                     ===========

         The floating interest rate used to calculate pro forma interest expense on the current credit facility is eight and one half percent (8.50%). The rate on the current credit facility is based on our estimates, considering current market conditions for similar securities. A one-eighth of one percent (0.125%) change in the interest rate on our current credit facility results in a $117 increase or decrease in the pro forma interest expense for the nine months ended September 30, 1999.

         Upon the consummation of the Series A Preferred Stock redemption on October 1, 1999, we recorded a redemption premium of $6,016 on the redemption of $43,750 Series A preferred stock.

                               CUMULUS MEDIA INC.
              UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999
                             (DOLLARS IN THOUSANDS)


                                                                                                                (A) + (B) +(C)=(D)
                                                                           (B)                                     PRO FORMA AS
                                                                        PRO FORMA              (C)               ADJUSTED FOR THE
                                                                       ADJUSTMENTS          PRO FORMA           COMPLETED OFFERINGS,
                                                        (A)              FOR THE          ADJUSTMENTS FOR       CREDIT FACILITY AND
                                                    THE COMPANY      PREFERRED STOCK      THE SUBSEQUENT          THE SUBSEQUENT
                                                    HISTORICAL       REDEMPTION (1)       ACQUISITIONS (2)         ACQUISITIONS
                                                    -----------      ---------------      ----------------      --------------------

ASSETS:
Current assets:
Cash and cash equivalents                           $ 202,149          $ (51,270)           $ (46,386)             $  104,493
Accounts receivable                                    48,265                --                   --                   48,265
Prepaid expenses and other current
  assets                                                8,221                --                   --                    8,221
                                                    ---------          ---------            ---------              ----------

    Total current assets                              258,635            (51,270)             (46,386)                160,979

Property and equipment, net                            57,985                --                 4,639                  62,624
Intangible assets, net                                486,217                --                48,227                 534,444
Other assets                                           20,178                --                   --                   20,178

                                                    ---------          ---------            ---------              ----------
    TOTAL ASSETS                                    $ 823,015          $ (51,270)           $   6,480              $  778,225
                                                    =========          =========            =========              ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable and other liabilities              $  15,472          $     --             $     --                   15,472
Current portion of long-term debt                          20                --                   --                       20
                                                    ---------          ---------            ---------              ----------

    Total current liabilities                          15,492                --                   --                   15,492

Long-term debt:
  Credit facility - Old                                                                           --                      --
  Credit facility - New                               125,232                --                                       125,232
  Notes                                               160,000                --                   --                  160,000
  Other                                                   --                 --                   --                      --
Other long-term liabilities:
  Deferred tax liability                               15,074                --                 6,480                  21,554
  Other long-term liabilities                           1,934                --                   --                    1,934
                                                    ---------          ---------            ---------              ----------
    Total liabilities                                 317,732                --                 6,480                 324,212


Preferred stock subject to mandatory
  redemption                                          147,986          $ (45,254)                 --                  102,732
                                                    ---------          ---------            ---------              ----------


Stockholders' equity:

Class A Common Stock                                      210                --                   --                      210
Class B Common Stock                                       79                --                   --                       79
Class C Common Stock                                       22                --                   --                       22
Additional paid in capital                            386,706                --                   --                  386,706
                                                                             --                                           --
                                                                          (6,016)                                      (6,016)


Accumulated other comprehensive income                      5                --                   --                        5
Retained earnings (deficit)                           (29,725)               --                   --                  (29,725)
                                                    ---------          ---------            ---------              ----------
    Total stockholders' equity                        357,297             (6,016)                 --                  351,281

    TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY                                        $ 823,015          $ (51,270)           $   6,480              $  778,225
                                                    =========          =========            =========              ==========




                                                        (E)              (F)
                                                 PRO FORMA        PRO FORMA                (G)
                                                ADJUSTMENTS      ADJUSTMENTS            PRO FORMA
                                                 FOR THE           FOR THE            ADJUSTMENTS FOR    (D) + (E) + (F) + (G) = H
                                                 COMPLETED         CURRENT              THE PENDING              PRO FORMA
                                                OFFERING (3)     OFFERING (3)         ACQUISITIONS (4)           COMBINED
                                                ------------     ------------         ----------------       -------------------

ASSETS:

Current assets:
Cash and cash equivalents                       $ 139,615          $ 448,813           $ (442,592)                $  250,329
Accounts receivable                                                                           --                      48,265
Prepaid expenses and other current
  assets                                                                                      --                       8,221
                                                ---------          ---------           ----------                 ----------
    Total current assets                          139,615            448,813             (442,592)                   306,815

Property and equipment, net                                                                45,666                    108,290
Intangible assets, net                                                                    416,646                    951,090
Other assets                                                                              (14,063)                     6,115
                                                ---------          ---------           ----------                 ----------
    TOTAL ASSETS                                $ 139,615          $ 448,813           $    5,657                 $1,372,310
                                                =========          =========           ==========                 ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:

Current liabilities:
Accounts payable and other liabilities                --                               $      --                      15,472
Current portion of long-term debt                     --                                      --                          20
                                                ---------          ---------           ----------                 ----------

    Total current liabilities                         --                 --                   --                      15,492

Long-term debt:
  Credit facility - Old
  Credit facility - New                                                                       --                     125,232
  Notes                                               --                                      --                     160,000
  Other                                               --                 --                   --                         --
Other long-term liabilities:
  Deferred tax liability                                                                    5,657                     27,211
  Other long-term liabilities                         --                                      --                       1,934
                                                ---------          ---------           ----------                 ----------
    Total liabilities                                 --                 --                 5,657                    329,869


Preferred stock subject to mandatory
  redemption                                          --                                      --                     102,732
                                                ---------          ---------           ----------                 ----------


Stockholders' equity:

Class A Common Stock                                   48                100                  --                         358
Class B Common Stock                                  (10)               --                   --                          69
Class C Common Stock                                  --                 --                   --                          22
Additional paid in capital                        148,240            473,650                  --                     968,980
                                                   (8,663)           (24,937)



Accumulated other comprehensive income                --                 --                   --                           5
Retained earnings (deficit)                           --                 --                   --                     (29,725)
                                                ---------          ---------           ----------                 ----------
    Total stockholders' equity                    139,615            448,813                  --                     939,709

    TOTAL LIABILITIES AND STOCKHOLDERS'
      EQUITY                                    $ 139,615          $ 448,813           $    5,657                 $1,372,310
                                                =========          =========           ==========                 ==========



See accompanying notes to the unaudited combined pro forma balance sheet.

                             Support for Column (G)
                              Pending Acquisitions
                               September 30, 1999





                                                                                                     RADIO STATIONS
                                                                                                     KHAY-FM, KNEN-
                                                                                        CONNOISSEUR    FM, KBBY-FM,   KZEL-FM RADIO
                                                       CAPE FEAR                       COMMUNICATIONS     KKSB-FM,    AND KNRQ-AM/FM
                                                      BROADCASTING,INC.  C/F RADIO, INC.  PARTNERS, LP.   KMGQ-FM         RADIO
                                                      ------------------------------------------------------------------------------
 Assets:

 Current assets:
 Cash and cash equivalents                              $ 1,520          $  742         $   1,086         $   138       $    60
 Accounts receivable                                        806             327             6,862           1,793           371
 Prepaid expenses and other current assets                   66              38               862           1,758             -
                                                       -----------------------------------------------------------------------------

    Total current assets                                  2,392           1,107             8,810           3,689           431

 Property and equipment, net                                681           1,634            18,536             753           592
 Intangible assets, net                                       3           3,898            73,728          15,135         3,147
 Other assets                                             3,686             567             6,372             265            39

                                                       -----------------------------------------------------------------------------
    TOTAL ASSETS                                       $  6,762         $ 7,206         $ 107,446        $ 19,842       $ 4,209
                                                       =============================================================================

 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 Current liabilities:

 Accounts payable and other liabilities                     459             241             3,586             500           148
 Current portion of long-term debt                           55             471             4,715               -             -
                                                       -----------------------------------------------------------------------------

    Total current liabilities                               514             712             8,301             500           148

Credit Facility                                               -               -                 -               -             -
 Notes                                                        -               -                 -               -             -
 Deferred Tax Liability                                       -               -                 -               -             -
 Other long-term liabilities                                300           6,720            49,723               -            17
Preferred Stock subject to long term redemption               -               -                 -               -             -
                                                       -----------------------------------------------------------------------------

    Total liabilities                                       814           7,432            58,024             500           165

 STOCKHOLDERS' EQUITY:
 Series A Common                                             42               7                 -               -             -
 Series B Common                                              -               -                 -               -             -
 Series C Common                                              -               -                 -               -             -
 Additional paid in capital                                   -               -                 -               -             -
 Accumulated other comprehensive income                     347               -                 -               -             -
 Retained earnings (deficit)                              5,559            (233)           49,422          19,342         4,044
 Cost of treasury shares                                      -               -                 -               -             -
                                                       -----------------------------------------------------------------------------

  TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                    5,948            (226)           49,422          19,342         4,044
                                                       -----------------------------------------------------------------------------

  TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)  $ 6,762         $ 7,206         $ 107,446        $ 19,842       $ 4,209
                                                       =============================================================================




                                                                                                            TOTAL PENDING
                                                      OTHER PENDING   TOTAL PENDING       PRO FORMA         ACQUISITIONS AS
                                                      ACQUISITIONS     ACQUISITIONS      ADJUSTMENTS    ADJUSTED COLUMN(G)
                                                      ------------   --------------      -----------    -------------------

 Assets:

 Current assets:
 Cash and cash equivalents                              $  2,344     $    5,890         $ (448,482)          $ (442,592)
 Accounts receivable                                       4,197         14,356            (14,356)                   -
 Prepaid expenses and other current assets                   407          3,131             (3,131)                   -
                                                        --------     ----------        -----------         ------------

    Total current assets                                   6,948         23,377           (465,969)            (442,592)

 Property and equipment, net                               5,535         27,731             17,935               45,666
 Intangible assets, net                                   12,977        108,888            307,758              416,646
 Other assets                                              1,604         12,533            (26,596)             (14,063)

                                                        --------      ---------        -----------           ----------
    TOTAL ASSETS                                        $ 27,064      $ 172,529         $ (166,872)          $    5,657
                                                        ========      =========        ===========           ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

 Current liabilities:

 Accounts payable and other liabilities                    3,370          8,304             (8,304)                   -
 Current portion of long-term debt                         5,216         10,457            (10,457)                   -
                                                        --------      ---------         ----------           ----------

    Total current liabilities                              8,586         18,761            (18,761)                   -

 Credit Facility                                               -              -                  -                    -
 Notes                                                         -              -                  -                    -
 Deferred Tax Liability                                        -              -              5,657                5,657
 Other long-term liabilities                              13,567         70,327            (70,327)                   -
Preferred Stock subject to long term redemption                -              -                  -                    -
                                                        --------      ---------         ----------           ----------

    Total liabilities                                     22,153         89,088            (83,431)               5,657

 STOCKHOLDERS' EQUITY:
 Series A Common                                             791            840               (840)                   -
 Series B Common                                               -              -                  -                    -
 Series C Common                                               -              -                  -                    -
 Additional paid in capital                                4,440          4,440             (4,440)                   -
 Accumulated other comprehensive income                        -            347               (347)                   -
 Retained earnings (deficit)                                (320)        77,814            (77,814)                   -
 Cost of treasury shares                                       -              -                  -                    -
                                                        --------      ---------         ----------           ----------

   TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                    4,911         83,441            (83,441)                   -
                                                        --------      ---------         ----------           ----------

   TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT) $ 27,064      $ 172,529         $ (166,872)          $    5,657
                                                        ========      =========         ==========           ==========

                 NOTES TO THE UNAUDITED PRO FORMA BALANCE SHEET
                            AS OF SEPTEMBER 30, 1999
                                 (IN THOUSANDS)

(1) To reflect: (i) the redemption of 35% of the original liquidation preference of the Series A preferred stock in the amount of $43,750 plus a 13.75% redemption premium on the redeemed preferred stock in the amount of $6,016;

             Redemption of Series A preferred stock:
                 Redemption of original liquidation preference (35% of
                      $125,000).................................................    $ 43,750
                 Accrued and unpaid dividend on redeemed original                      1,504
                   liquidation preference.......................................
                 Redemption premium (13.75% of redeemed amount).................       6,016
                                                                                    --------
                 Total payment to Series A preferred stockholders...............      51,270

(2) To record the allocation of the $46,386 purchase price paid for transactions consummated subsequent to September 30, 1999. The pro forma allocation of the purchase price of the 1999 subsequent acquisitions is as follows:

             Property and equipment.............................................    $  4,639
             Intangible assets, principally broadcast licenses..................      48,227
             Deferred tax liability.............................................      (6,480)
                                                                                    --------
                                                                                    $ 46,386
                                                                                    ========

(3) To reflect: (i) the net proceeds of the November offering to Cumulus of $148,728, net of $8,663 in issuance costs (ii) the net proceeds of the current offering of $473,750, net of $24,937 in issuance costs.

             Class A common stock offered in November offering ($148,728 to         $ 139,615
                  Cumulus net of fees of $8,663)................................
             Class A common stock offered in current offering ($473,750 to            448,813
                  Cumulus net of fees of $24,937)...............................
                  Escrow funds..................................................       14,063
                                                                                    ---------
                     Total......................................................    $ 602,491
                                                                                    =========
             Uses of funds:
                Purchase price of the pending acquisitions......................    $ 456,655
                Increase in cash on hand........................................      145,836
                                                                                    ---------
                     Total......................................................    $ 602,491
                                                                                    =========

(4) To record the allocation of the $456,655 in purchase price to be paid for the pending acquisitions and the recording of the related deferred income taxes of $5,657. To record the use of cash of $442,592, and escrow funds of $14,063 to complete the pending acquisitions. The pro forma allocation of the purchase price of the pending acquisitions is as follows:

             Property and equipment.............................................   $   45,666
             Intangible assets, principally broadcast licenses..................      416,646
             Deferred taxes.....................................................       (5,657)
                                                                                   ----------
                                                                                   $  456,655
                                                                                   ==========

                          INDEX TO FINANCIAL STATEMENTS

Connoisseur Communications Partners L.P.
Report of Independent Auditors .............................................................................. F-1
Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1998 ................................... F-2
Consolidated Statements of Operations for the nine months ended September 30, 1999 and 1998 (unaudited)
  and for the year ended December 31, 1998 .................................................................. F-3
Consolidated Statements of Partners' capital as of December 31, 1998 and September 30, 1999 (unaudited) ..... F-4
Consolidated Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited)
  and for the year ended December 31, 1998 .................................................................. F-5
Notes to Financial Statements ............................................................................... F-6
Radio stations KHAY-FM, KVEN-FM, KBBY-FM, KKSB-FM and KM6Q-FM
Report of Independent Accountants ........................................................................... F-18
Consolidated Balance Sheets as of September 30, 1999 (unaudited) and December 31, 1999 ...................... F-19
Statements of Operations for the nine months ended September 30, 1999 and
  1998 (unaudited) and for the year December 31, 1998 ....................................................... F-20
Statement of Divisional Control Account for the year ended December 31, 1998 ................................ F-21
Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998 ................................................................................... F-22
KZEL RADIO AND KNRQ-AM/FM RADIO
Notes to Consolidated Financial Statements .................................................................. F-23
Independent Auditor's Report ................................................................................ F-27
Balance sheets as of September 30, 1999 (unaudited) and December 31, 1998 ................................... F-28
Statements of Operations for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998 ................................................................................... F-29
Statement of Divisional Control Accounts for the year ended December 31, 1998 ............................... F-30
Consolidated Statements of Cash Flows for the nine months ended September 30, 1999 and 1998 (unaudited) and for the year ended December 31, 1998 ...................................................................... F-31
Notes to Consolidated Financial Statements .................................................................. F-32

                         Report of Independent Auditors

Partners
Connoisseur Communications Partners, L.P.

We have audited the accompanying consolidated balance sheet of Connoisseur Communications Partners, L.P. at December 31, 1998, and the related consolidated statement of operations, partners' capital, and cash flows for the year then ended. These financial statements are the responsibility of the Partnership's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Connoisseur Communications Partners, L.P. at December 31, 1998, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States.


                                                               ERNST & YOUNG LLP

March 10, 1999

                    Connoisseur Communications Partners, L.P.

                           Consolidated Balance Sheets

                                                                             SEPTEMBER        DECEMBER
                                                                              30,1999         31, 1998
                                                                         -------------------------------
ASSETS                                                                      (Unaudited)
Current assets:
Cash                                                                      $   1,085,672    $     661,578
Accounts receivable (net of allowance for doubtful accounts of
   $503,797 (unaudited) and $484,968, respectively)                           6,862,175        6,827,644

Interest receivable--related parties                                            179,545           94,724
Assets held for sale                                                               --            110,000
Prepaid expenses                                                                494,878          399,498
Other current assets                                                            187,549          253,209
                                                                          ------------------------------
Total current assets                                                          8,809,819        8,346,653

Property, building and equipment (net of accumulated
   depreciation of $4,910,326 (unaudited) and $3,586,376,
   respectively)                                                             18,535,861       16,903,026
Intangible assets (net of accumulated amortization of
   $8,419,617 (unaudited) and $5,933,165, respectively)                      73,727,864       73,388,909
Notes receivable--related parties                                             5,620,413        5,620,413
Other assets                                                                    751,555          348,258
                                                                          ------------------------------
Total assets                                                              $ 107,445,512    $ 104,607,259
                                                                          ==============================

LIABILITIES AND PARTNERS' CAPITAL
   Current liabilities:
Current portion of long-term debt                                         $   4,715,353    $   2,650,925
Accounts payable                                                                991,167        1,284,088
Accrued expenses                                                              2,020,662        1,536,892
Accrued interest                                                                494,739          763,398
Due to related parties                                                             --             40,625
Due to general partner                                                           77,685          134,785
                                                                          ------------------------------
Total current liabilities                                                     8,299,606        6,410,713

Long-term debt                                                               48,431,154       47,098,469
Deferred compensation                                                           826,678          461,273
Other liabilities                                                                11,221           25,543
Minority interest                                                               454,423          456,215

Partners' capital:
Partners' investment                                                         58,381,986       58,267,058
Accumulated deficit                                                          (8,959,556)      (8,112,012)
                                                                          ------------------------------
Total partners' capital                                                      49,422,430       50,155,046
                                                                          ------------------------------
Total liabilities and partners' capital                                   $ 107,445,512    $ 104,607,259
                                                                          ==============================

See accompanying notes.

                    Connoisseur Communications Partners, L.P.

                      Consolidated Statements of Operations

                                                              NINE MONTHS ENDED             YEAR ENDED
                                                                 SEPTEMBER 30               DECEMBER 31
                                                            1999              1998             1998
                                                      -----------------------------------------------------
                                                                 (Unaudited)
Broadcast revenues:
   Broadcasting                                          $30,238,160      $ 25,782,132     $ 35,583,390
   Barter                                                  1,701,994         1,537,111        2,107,517
   Less agency commissions and adjustments                (3,473,263)       (2,864,275)      (3,992,399)
                                                         --------------------------------------------------
Net broadcast revenues                                    28,466,891        24,454,968       33,698,508
Rental income and other                                      542,655           581,802          758,067
                                                         --------------------------------------------------
Net revenue                                               29,009,546        25,036,770       34,456,575

Station operating expenses:
   Selling                                                 5,742,785         5,032,902        6,702,739
   Programming                                             5,230,639         4,697,845        6,387,113
   Promotions                                                974,203         1,221,089        1,724,153
   Technical                                                 822,184           786,353        1,040,199
   General and administrative                              4,835,364         4,352,124        6,000,814
   Barter                                                  1,711,997           982,875        2,018,631
   Depreciation                                            1,324,802         1,104,447        1,568,373
   Amortization                                            2,565,789         2,525,607        3,431,982
   TBA and SRA expense                                       322,405           262,057          340,221
                                                         --------------------------------------------------
 Total station operating expenses                         23,530,168        20,965,299       29,214,225
                                                         --------------------------------------------------

 Other operating expenses:
   Corporate and other expenses                            2,426,471         1,893,826        2,572,920
   Partners' fees and expenses                                42,906           124,701          158,109
   General partner management fee                            112,994           164,673          202,893
   Consulting expense                                         11,250            79,734          105,881
   Noncash compensation                                      706,625           315,960          447,771
   Write-down on assets held for sale and loss
     on sale of stations                                           -                 -          526,569
                                                         -------------------------------------------------
 Total other operating expenses                            3,300,246         2,578,894        4,014,143
                                                         --------------------------------------------------

Total operating expenses                                  26,830,414        23,544,193       33,228,368

Operating income                                           2,179,132         1,492,577        1,228,207

Interest expense                                           3,219,594         3,068,808        4,147,961
Loss on sale of assets                                         5,916           158,677                -
Other expenses                                                70,549           118,245          175,223
Interest income from related party loans                    (269,369)         (375,279)        (466,040)
Interest income                                                  (14)           (6,273)         (25,565)
                                                         ==================================================
Net loss                                                 $  (847,544)    $  (1,471,601)   $  (2,603,372)
                                                         ==================================================

See accompanying notes.

                    Connoisseur Communications Partners, L.P.

                  Consolidated Statements of Partners' Capital

                                                         GENERAL             LIMITED
                                                         PARTNER             PARTNERS            TOTAL
                                                     -------------------------------------------------------
Balance at December 31, 1997                           $   687,748         $46,842,572        $47,530,320
   Contributions, net of cost                              102,958           5,304,052          5,407,010
   Noncash compensation                                          -             324,058            324,058
   Distributions                                            (9,886)           (493,084)          (502,970)
   Net loss                                                (26,034)         (2,577,338)        (2,603,372)
                                                       -----------------------------------------------------
Balance at December 31, 1998                               754,786          49,400,260         50,155,046
   Noncash compensation (unaudited)                              -             341,220            341,220
   Distributions (unaudited)                                (4,305)           (221,987)          (226,292)
   Net loss (unaudited)                                     (8,476)           (839,068)          (847,544)
                                                       =====================================================
Balance at September 30, 1999 (unaudited)              $   742,005         $48,680,425        $49,422,430
                                                       =====================================================

See accompanying notes.

                    Connoisseur Communications Partners, L.P.

                      Consolidated Statements of Cash Flows

                                                                                    NINE MONTHS ENDED             YEAR ENDED
                                                                                       SEPTEMBER 30               DECEMBER 31
                                                                                  1999              1998             1998
                                                                              ---------------------------------------------------
CASH FLOWS FROM OPERATING ACTIVITIES                                                   (Unaudited)
Net loss                                                                      $  (847,544)      $ (1,471,601)    $ (2,603,372)
Adjustments to reconcile net loss to net cash provided by
   operating activities:
     Depreciation                                                               1,324,802          1,104,447        1,568,373
     Amortization                                                               2,565,789          2,525,607        3,431,982
     Bad debt expense                                                             368,409            276,550          530,319
     Noncash compensation expense                                                 706,624            315,960          447,771
     Unrealized loss on assets held for sale                                           --                 --          332,944
     Other                                                                         26,532             14,785          (13,687)
     Changes in assets and liabilities, net of amounts acquired:
       Increase in accounts receivable                                           (402,940)        (2,088,878)      (2,048,591)
       Increase in prepaid expenses and other current assets                      (29,720)          (368,925)        (177,185)
       Decrease (increase) in interest receivable                                 (84,821)           534,825          661,845
       (Decrease) increase in accounts payable                                   (292,921)            17,540            4,594
       Increase (decrease) in accrued expenses                                    185,111            (14,761)         484,294
       Decrease in fees due to related parties                                    (40,625)           (78,294)         (79,375)
       Decrease in due to general partner                                         (57,100)          (242,442)        (204,564)
                                                                              ---------------------------------------------------
Net cash provided by operating activities                                       3,421,596            524,813        2,335,348

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of radio stations                                                  (4,665,407)       (11,548,412)     (12,870,638)
Capital expenditures                                                           (1,520,437)        (1,756,405)      (2,030,162)
Proceeds from sale of assets                                                      140,000          2,000,000        2,000,000
Repayment of loans to related parties                                                   -          4,983,490        4,983,490
Other assets                                                                     (108,158)           (87,237)         (81,659)
                                                                              ---------------------------------------------------
Net cash used in investing activities                                          (6,154,002)        (6,408,564)      (7,998,969)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from bank loan                                                         4,925,000          4,600,000        4,817,259
Payments on loans                                                              (1,527,887)        (4,453,647)      (4,672,144)
Deferred financed costs                                                                 -                  -          (31,851)
Other liabilities                                                                 (14,322)           (12,682)         (18,835)
Capital contributions                                                                   -          5,407,010        5,407,010
Increase in minority interest                                                           -            104,000          104,000
Distributions paid                                                               (226,291)          (502,972)        (502,970)
                                                                              ---------------------------------------------------
Net cash provided by financing activities                                       3,156,500          5,141,709        5,102,469
                                                                              ---------------------------------------------------

Net (decrease) in cash                                                            424,094           (742,042)        (561,152)
Cash at beginning of period                                                       661,578          1,222,730        1,222,730
                                                                              ---------------------------------------------------
Cash at end of period                                                         $ 1,085,672       $    480,688     $    661,578
                                                                              ===================================================

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for interest                                                        $ 3,488,253       $  2,894,912     $  3,606,456
                                                                              ===================================================

See accompanying notes.

1. FORMATION AND BUSINESS ACTIVITY

Connoisseur Communications Partners, L.P. (the "Partnership"), a Delaware limited partnership, was organized in August 1993 for the purpose of acquiring, owning and operating radio stations in small and medium-sized markets. The Partnership owns a 99% limited partnership interest in nine limited partnerships: Connoisseur Communications of Flint, L.P. ("Flint"); Connoisseur Communications of Quad Cities, L.P. ("Quad Cities"), Connoisseur Communications of Youngstown, L.P. ("Youngstown"), Connoisseur Communications of Rockford, L.P. ("Rockford"), Connoisseur Communications of Waterloo, L.P. ("Waterloo"), Connoisseur Communications of Evansville, L.P. ("Evansville"), Connoisseur Communications of Canton, L.P. ("Canton"), Connoisseur Communications of Muskegon, L.P. ("Muskegon") and Connoisseur Communications of Mercer County, L.P. ("Western PA"). Continuity Partners, L.P. ("Continuity") is the 1% general partner in the Partnership. In addition, Continuity is the 1% general partner in Flint, Quad Cities, Youngstown, Rockford, Waterloo, Evansville, Canton, Muskegon and Western PA, which is shown as minority interest for financial statement purposes.

Information with respect to the nine month periods ended September 30, 1999 and 1998 is unaudited. The accompanying unaudited consolidated financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by GAAP for complete financial statements. In the opinion of management, the unaudited interim consolidated financial statements contain all adjustments considered necessary for a fair presentation. Operating results for the nine months ended September 30, 1999 are not necessarily indicative of the results that may be expected for the year ended December 31, 1999, or for any other interim period.

2. SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation: The consolidated financial statements include the accounts of the Partnership and Flint, Quad Cities, Youngstown, Rockford, Waterloo, Evansville, Canton, Muskegon and Western PA. All significant intercompany accounts and transactions have been eliminated. In this report, actions of the Partnership and its 99% owned subsidiary partnerships are referred to collectively or individually as actions of the Partnership.

Barter Transactions: Barter transactions represent the exchange of commercial airtime for programming, merchandise, or services. The transactions are recorded at the fair market value of the asset or service received. Revenue is recognized when the advertisements are broadcast; expenses are recorded when the asset or service received is utilized.

                    Connoisseur Communications Partners, L.P.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Intangibles: Intangibles include goodwill, broadcast licenses, covenants not-to-compete and deferred financing costs. Goodwill represents the excess of cost over the fair values of the identifiable tangible net assets acquired. Goodwill and broadcast licenses are amortized on a straight-line basis over 40 years. Covenants not-to-compete are amortized on a straight-line basis over the term of the agreements. Deferred financing costs are amortized over the term of the related debt agreement on a straight-line basis.

The carrying values of goodwill and broadcast licenses are reviewed periodically to determine whether they may have become impaired. If this review indicates that goodwill and broadcast licenses will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Partnership's carrying value of the goodwill and broadcast licenses would be reduced by the difference between the carrying amount and the estimated fair value and would be recognized as a charge to income.

Property, Building and Equipment: Property, building and equipment are stated at cost. Depreciation of property, building and equipment is calculated using the straight-line method over their estimated useful as follows:

Building and improvements                                    30 to 40 years
Transmitters, towers and antennas                             7 to 15 years
Broadcast and related equipment                               3 to 10 years
Furniture and office equipment                                3 to  7 years

Income Taxes: The Partnership is not subject to federal, state, or local income taxes and, accordingly, makes no provision for income taxes in its financial statements. The partners are responsible for reporting their respective share of the Partnership's taxable income or loss.

Revenue Recognition: The Partnership's primary source of revenue is the sale of airtime to local, regional and national advertisers. Revenue is recorded when advertisements are broadcast.

Use of Estimates: The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

                    Connoisseur Communications Partners, L.P.

2. SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Time Brokerage Agreements ("TBAs")/Sales Representation Agreements ("SRAs"):
From time to time, the Partnership enters into TBAs and SRAs with respect to radio stations owned by third parties, including radio stations which it intends to acquire. Terms of the agreements generally require the Partnership to pay a monthly fee in exchange for the right to provide station programming and sell related advertising time in the case of a TBA or sell advertising on behalf of the station in the case of a SRA. In instances in which the stations are acquired, the agreements terminate upon the acquisition of the stations. The fees are expensed as incurred and are classified as operating expense.

Interest Rate Swap Agreements: The Partnership entered into an interest rate swap agreement to effectively convert a portion of its variable-rate borrowings into a fixed-rate obligation. The differential to be paid or received as interest rates change is accounted for on the accrual method of accounting. The related amount payable to or receivable from counterparties is included as an adjustment to accrued interest in accrued liabilities.

Advertising: Advertising costs are expensed as incurred. Advertising expense totaled $779,806 in 1998.

3. ACQUISITIONS AND DISPOSITIONS

The following tables summarize the acquisition/disposition activity of the Partnership for the year ended December 31, 1998:

                                          ACQUISITIONS
--------------------------------------------------------------------------------------------------
        DATE                   MARKET                     STATION               PURCHASE PRICE
--------------------------------------------------------------------------------------------------
March 1998           Evansville, IN             WYNG-FM                           $6,000,000
September 1998       Muskegon, MI               WMUS-AM/FM                         5,250,000
December 1998        Mercer County, PA          WLLF-FM, WWIZ-FM                   1,200,000

The acquisitions were financed by capital contributions and bank debt.

                    Connoisseur Communications Partners, L.P.

3. ACQUISITIONS AND DISPOSITIONS (CONTINUED)

For financial statement purposes, all of the acquisitions described above were accounted for using the purchase method, with the aggregate purchase price allocated to the tangible and identifiable intangible assets based upon current estimated fair market values. Certain of the recent transactions are based on preliminary estimates of the fair value of the net assets acquired and subject to final adjustment. The assets and liabilities of these acquisitions and the results of their operations for the period from the date of acquisition have been included in the accompanying consolidated financial statements. The following unaudited pro forma summary presents the consolidated results of operations for the year ended December 31, 1998, as if the acquisitions for any given year and the preceding year had occurred at the beginning of such preceding year after giving effect to certain adjustments, including amortization of goodwill and interest expense on the acquisition debt. These pro forma results do not purport to be indicative of what would have occurred had the acquisition been made as of that date or results which may occur in the future.

                                                   PRO FORMA
                                                   YEAR ENDED
                                                    DECEMBER
                                                    31, 1998
                                              ---------------------
                                                   (Unaudited)
Net revenues                                       $ 36,350,717
                                                   ============
Loss before extraordinary item                     $ (3,006,540)
                                                   ============
Net loss                                           $ (3,006,540)
                                                   ============
                                            DISPOSITIONS
------------------------------------------------------------------------------------------------------
                                                                                           HOLDING
                                                              SALES         GAIN OR        PERIOD
       DATE               MARKET             STATION        PROCEEDS        (LOSS)         INCOME
------------------------------------------------------------------------------------------------------

February 1998      Youngstown, OH       WRTK-AM,            $2,000,000     $(2,882,088)    $     -
                                         WBBG-FM


Included in nonoperating expenses was a loss on the sale of stations of $193,625 in 1998.

                    Connoisseur Communications Partners, L.P.

4. PROPERTY, BUILDING AND EQUIPMENT

Property, building and equipment, at cost, consist of the following:

                                                         DECEMBER
                                                         31, 1998
                                                      --------------
 Land                                                 $    1,345,545
 Building and improvements                                 4,263,142
 Transmitters, towers and antennas                         7,794,120
 Broadcast and related equipment                           4,302,793
 Furniture and office equipment                            2,783,802
 Construction in progress                                          -
                                                      --------------
                                                          20,489,402
 Less accumulated depreciation                            (3,586,376)
                                                      --------------
                                                      $   16,903,026
                                                      ==============

5. INTANGIBLE ASSETS

Intangible assets consist of the following:

                                                         DECEMBER
                                                         31, 1998
                                                      --------------
Broadcast licenses                                    $   41,213,916
Goodwill                                                  32,154,401
Covenants not-to-compete                                   4,828,000
Deferred financing costs                                   1,125,757
                                                      --------------
                                                          79,322,074
Less accumulated amortization                             (5,933,165)
                                                      --------------
                                                      $   73,388,909
                                                      ==============

                    Connoisseur Communications Partners, L.P.

6. LONG-TERM DEBT

Long-term debt consists of the following:

                                                                 DECEMBER
                                                                 31, 1998
                                                              --------------
       Term loan                                              $   23,200,000
       Revolving credit facility                                  26,510,000
       Other debt                                                     39,394
                                                              --------------
                                                                  49,749,394
       Less current portion                                       (2,650,925)
                                                              --------------
                                                              $   47,098,469
                                                              ==============

In August 1997, the Partnership entered into a Credit Agreement (the "Credit Agreement") consisting of a Term Loan of $25,000,000, borrowing under a revolving credit facility (the "Revolving Credit Facility") of up to $35,000,000, and additional revolving credit loans pursuant to one or more acquisition facilities ("Acquisition Credit Facility") of up to $50,000,000. Commencing September 30, 1999, the amount available under the Revolving Credit Facility is reduced by $1,750,000 quarterly. Commencing January 1, 2001, the amount available under the Acquisition Credit Facility is reduced by $10,000,000 annually.

Under the Credit Agreement, outstanding principal balances bear interest at a floating rate based on an increment over either (a) the base rate or (b) the Eurodollar rate (the "Eurodollar Rate"), at the choice of the Partnership. The increment to the base rate is from 0.000% to 1.625% and the increment to the Eurodollar Rate is from 1.000% to 2.625%. The increment is subject to change based upon changes in the ratio of outstanding indebtedness to operating cash flows, as defined in the Credit Agreement (the "Leverage Ratio"), on a quarterly basis. The weighted average interest rate at December 31, 1998 was 7.88%.

The Partnership is required to pay fees based on the unused commitment under the Revolving Credit Facility of 0.500% or 0.375% per year depending upon the Leverage Ratio, on a quarterly basis. At December 31, 1998 the rate was 0.500%. The Partnership will be required to pay a commitment fee on the unused portion available under the Acquisition Credit Facility at such time that borrowings are made, at a rate to be determined.

                    Connoisseur Communications Partners, L.P.

6. LONG-TERM DEBT (CONTINUED)

The Credit Agreement is collateralized by a security interest in substantially all of the assets of the radio stations, in addition to the Partnership's interest in the radio stations. The Credit Agreement requires the Partnership to maintain compliance with certain financial ratios, principally with respect to maintaining levels of operating cash flow and debt service ratios, along with other covenants, including limitations on certain distributions to the partners. The Partnership amended the Credit Agreement as of December 31, 1998 with respect to an operating cash flow covenant. Management expects to maintain the required levels in 1999. The fair value of the amounts outstanding approximates its recorded value.

Principal payments on the currently outstanding long-term debt are due as follows:


Years ending December 31:
   1999                                                  $    2,650,925
   2000                                                       4,799,753
   2001                                                      10,774,316
   2002                                                      10,770,000
   2003                                                      11,593,600
   Thereafter                                                 9,160,800
                                                         --------------
                                                         $   49,749,394
                                                         ==============

7. INTEREST RATE SWAP

In 1998, the Partnership entered into an interest rate swap agreement that expires in 2001 (extendible by the counterparty for another two years) to manage its exposure to interest rate movements by effectively converting a portion of its debt from variable to fixed rate. The swap agreement exchanges 5.6% fixed-rate payments for LIBOR-based interest payments on a notional amount of $50 million. The notional amount does not represent amounts exchanged with the counterparty, and thus is not a measure of exposure of the Partnership. The market risk associated with the agreement is mitigated because increased interest payments under the agreement resulting from a decrease in LIBOR are effectively offset by decreased payments under the debt obligations. The Partnership is exposed to credit losses for the periodic settlements of amounts due under the agreement. However, the Partnership does not anticipate nonperformance by the counterparty, which is also a counterparty to the Credit Agreement.

                    Connoisseur Communications Partners, L.P.

8. PARTNERS' CAPITAL

On March 26, 1997, the Partnership, Continuity, affiliates of Tinicum, Jeffrey
D. Warshaw and other partners entered into an agreement with affiliates of ABRY Broadcast Partners III, L.P. ("ABRY") whereby ABRY made a $20,000,000 investment in the Partnership. Costs related to this transaction of $618,644 reduce the partner's investment. As a result of this investment and repurchases from certain limited partners, the limited partners of the Partnership are ABRY (43%), Tinicum (32%), Putnam L. Crafts, Jr. (10%), Jeffrey D. Warshaw (8%), and other individuals (6%). Also, Continuity, the 1% general partner, is now owned and controlled by ABRY (35%), Tinicum D.C.R., Inc. (35%), and Connoisseur, Inc. (30%), which is wholly-owned by Jeffrey D. Warshaw.

9. RELATED PARTY TRANSACTIONS

The Partnership was charged certain costs by partners totaling $158,109 in 1998. These charges primarily represent accounting and managerial services provided to the Partnership by employees of these partners.

On March 26, 1997, the Partnership loaned $20,000,000 to the limited partners (the "Partner Loans"), excluding Jeffrey D. Warshaw and ABRY. The loans mature on March 26, 2005, but principal may be prepaid at any time. Interest, at the rate of 6.32% per annum, is due semi-annually. For the year ended December 31, 1998, interest income on these loans was $466,040. At December 31, 1998, the principal balance outstanding on the loans was $5,620,413 and interest receivable was $94,724.

On March 26, 1997, the Partnership entered into a management agreement (the "Management Agreement") with Continuity, whereby Continuity provides certain services to the Partnership. As defined in the Management Agreement, the fee (the "Management Fee") is payable semiannually. Included in other operating expenses was the Management Fee of $202,893 for the year ended December 31, 1998. At December 31, 1998, the amount due to Continuity was $134,785.

                    Connoisseur Communications Partners, L.P.

10. COMMITMENTS

Future minimum lease payments under noncancellable operating leases are payable as follows:


Years ending December 31:
  1999                                                 $      460,581
  2000                                                        356,526
  2001                                                        286,399
  2002                                                        236,707
  2003                                                        141,834
  Thereafter                                                  826,458
                                                       --------------
                                                       $    2,308,505
                                                       ==============

The operating leases may be subject to Consumer Price Index adjustments.

The Partnership leases office space, antenna sites, vehicles and office equipment. For the year ended December 31, 1998, rental expense amounted to $483,940.

At December 31, 1998, the Partnership has outstanding under the Revolving Credit Facility a letter of credit in the amount of $125,000. The letter of credit was canceled on January 4, 1999 in conjunction with the purchase of WTLZ-FM in Saginaw, MI.

The Partnership and certain investors have guaranteed, up to a maximum of $7,000,000, debt of Jeffrey D. Warshaw for investments in the Partnership. The amount of this debt outstanding at December 31, 1998 was $5,972,341.

11. 401(K) PLAN

The Partnership sponsors a savings plan for all eligible employees, which is a qualified plan under Sections 401(a) and 401(k) of the Internal Revenue Code. Pursuant to the plan, eligible participants may elect to contribute up to 15% of their annual compensation up to the statutory maximum. Beginning in 1997, the Partnership matches 25% of the participants' contribution up to a maximum of 3% of the participants' compensation. For the year ended December 31, 1998, the Partnership has recognized expense of $48,852, included in station operating expenses.

                    Connoisseur Communications Partners, L.P.

12. NONCASH COMPENSATION

The Partnership has issued certain appreciation rights ("Appreciation Rights") to the general managers of its radio stations to attract more talented individuals and to further motivate these managers. The Appreciation Rights allow the individuals to share in the increase in the value of an assumed investment in the Partnership and are subject to vesting provisions. The Partnership has included a charge for the Appreciation Rights over the vesting period as noncash compensation in other operating expenses in 1998.

In 1997, as part of an amendment to the partnership agreement, a Class B limited partnership interest was created to allow certain members of management, including Jeffrey D. Warshaw, to share in future profits of the Partnership. These interests were granted in fixed percentages to management subject to certain repurchase rights of the Partnership which expire over time. The Class B partnership interests entitle the holders to approximately 5% to 15% of future profits depending on the level of profits achieved. The Partnership has recorded a charge for these interests as noncash compensation in other operating expenses in 1998.

Also in 1997, as part of an amendment to Continuity's partnership agreement, certain limited partners of Continuity who were members of management had their previously existing partnership interests converted into a fixed value of new limited partnership interests.

Such value can be reduced by losses of Continuity, but may not be increased. These interests are subject to a five year vesting period. The Partnership has included a charge for the value of these limited partnership interests as noncash compensation in other operating expenses in 1998.

The total amount charged as noncash compensation for the Appreciation Rights, the Class B partnership interests and the Continuity interests was $447,771 in 1998.

                    Connoisseur Communications Partners, L.P.

13. SUBSEQUENT EVENTS (UNAUDITED)

In September 1998, the Partnership, through its 99% owned subsidiary Connoisseur Communications of Saginaw, L.P., entered into a Purchase Agreement to buy radio station WTLZ-FM in Saginaw, Michigan for $1,800,000. The acquisition closed on January 4, 1999 and was financed through borrowings under the Revolving Credit Facility. This acquisition was accounted for as a purchase and, accordingly, the assets and liabilities acquired have been recorded at their fair value, and the results of operations have been included in the Partnership's consolidated financial statements from the date of purchase. The acquisition was financed by cash on hand and borrowings under the Revolving Credit Facility.

In March 1999, the Partnership sold radio station WOAP-AM in Flint, Michigan for $140,000. Closing costs are estimated at $30,000. The net book value of the assets of the station were written down to their net realizable value at year-end. Included in nonoperating expenses for the year ended December 31, 1998 was a loss on the write-down of assets of stations held for sale of $332,944.

In May 1999, the Partnership entered into a Purchase Agreement to buy radio station WLUV-FM in Rockford, Indiana for $4,700,000. This acquisition will be financed by cash on hand and through borrowings under the Revolving Credit Facility. This acquisition is pending FCC approval.

                    Connoisseur Communications Partners, L.P.

13. SUBSEQUENT EVENTS (UNAUDITED) (CONTINUED)

In May 1999, the Partnership entered into a Purchase Agreement to buy radio stations WMRR-FM, WSHZ-FM and WMHG-AM in Muskegon, Michigan for $2,700,000. The Partnership also entered into a TBA agreement at that time for a monthly fee of $10,500. The acquisition closed on September 3, 1999 and was financed by cash on hand and borrowings under the Revolving Credit Facility.

In October 1999, a judgment was entered against the Partnership in Flint stemming from employment litigation which commenced in the first quarter of 1999. The Partnership intends to appeal this decision unless a settlement can be reached. The Partnership has included $585,000 in Corporate and Other Expenses for the nine months ended September 30, 1999 representing management's best estimate of the ultimate liability under this litigation.

In November 1999, the Partnership entered into an agreement of sale to sell its ownership interests in all of its radio stations to Cumulus Broadcasting, Inc. ("Cumulus"), a subsidiary of Cumulus Media, Inc., in an asset sale for approximately $242,000,000. The expected closing date would be in the second quarter of 2000, subject to various closing conditions, including FCC approval.

In connection with the Agreement of Sale, the Partnership has entered into a Local Marketing Agreement ("LMA") with Cumulus. Commencing with December 1999, for providing programming and management services the Partnership will pay Cumulus the monthly station operating income, as adjusted per the terms of the LMA. Cumulus will pay the Partnership a broker fee at the end of the LMA period. The LMA expires upon closing of the agreement of sale.

                         REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder
McDonald Media Group, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, divisional control account, and cash flows present fairly, in all material respects, the financial position of Radio Stations KHAY-FM, KVEN-AM, KBBY-FM, KKSB-FM, and KMGQ-FM (a division of McDonald Media Group, Inc.) (the Stations) at December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Stations' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.


                                        /s/ PricewaterhouseCoopers LLP




January 12, 2000
Birmingham, AL

RADIO STATIONS KHAY-FM, KVEN-AM, KBBY-FM, KKSB-FM AND KMGQ-FM
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
BALANCE SHEETS
--------------------------------------------------------------------------------


                                                                       SEPTEMBER 30,    DECEMBER 31,
                                                                           1999            1998
                                                                       -------------    ------------
                                                                        (UNAUDITED)

                                  ASSETS
Cash                                                                   $     137,722    $    239,209
Trade accounts receivable, less allowance for doubtful accounts of $60,267 (unaudited) at September 30, 1999 and of $43,759 at
  December 31, 1998                                                          999,637       1,133,961
Receivable from related party                                                793,496         701,660
Station option costs                                                       1,758,211       1,553,705
Plant and equipment, net                                                     752,952         853,737
Intangible assets, net                                                    15,135,175      16,048,473
Deferred tax asset                                                           170,010          17,435
Other assets                                                                  94,642          52,035
                                                                       -------------    ------------

         Total assets                                                  $  19,841,845    $ 20,600,215
                                                                       =============    ============


            LIABILITIES AND DIVISIONAL CONTROL ACCOUNT


Accounts payable                                                       $      82,987    $    141,669
Accrued expenses and other liabilities                                       417,104         368,460
                                                                       -------------    ------------

       Total liabilities                                                     500,091         510,129
Divisional control account                                                19,341,754      20,090,086
                                                                       -------------    ------------

       Total liabilities and divisional control account                $  19,841,845    $ 20,600,215
                                                                       =============    ============






   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS KHAY-FM, KVEN-AM, KBBY-FM, KKSB-FM AND
KMgQ-FM
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                                                    FOR THE YEAR
                                                                              FOR THE NINE MONTHS                      ENDED
                                                                              ENDED SEPTEMBER 30,                   DECEMBER 31,
                                                                           1999                   1998                  1998
                                                                      --------------           -----------          ------------
                                                                                    (UNAUDITED)
Gross broadcast revenues                                              $    3,966,482           $ 4,202,102          $  5,715,816
Less agency commissions                                                      463,021               490,090               668,024
                                                                       -------------           -----------          ------------
     Net broadcast revenues                                                3,503,461             3,712,012             5,047,792
Net barter revenues                                                                -                25,213                10,138
Other revenues                                                               179,837               160,172               237,307
                                                                       -------------           -----------          ------------
     Total revenues                                                        3,683,298             3,897,397             5,295,237
                                                                       -------------           -----------          ------------
Operating and general expenses:
  Selling, general, and administrative                                     3,290,883             2,736,799             3,905,711
  Corporate general and administrative                                       386,866               294,042               419,915
  Barter expense                                                               9,538                    -                      -
  Depreciation and amortization                                            1,101,424             1,210,760             1,542,488
                                                                       -------------           -----------          ------------
     Total operating and general expenses                                  4,788,711             4,241,601             5,868,114
                                                                       -------------           -----------          ------------
     Net operating loss                                                   (1,105,413)             (344,204)             (572,877)

Benefit from income taxes                                                    487,320               104,578               175,351
                                                                       -------------           -----------          ------------
     Net loss                                                          $    (618,093)          $  (239,626)         $   (397,526)
                                                                       =============           ===========          ============




   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS KHAY-FM, KVEN-AM, KBBY-FM, KKSB-FM AND
KMGQ-FM
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
STATEMENT OF DIVISIONAL CONTROL ACCOUNT
--------------------------------------------------------------------------------

Balance, December 31, 1997                                                  $   19,110,327

  Deemed distribution to McDonald Media Group, Inc. - federal income tax          (176,420)

  Contribution for KKSB/KMGQ option costs                                        1,553,705

  Net loss                                                                        (397,526)
                                                                            --------------

Balance, December 31, 1998                                                  $   20,090,086
                                                                            ==============


   The accompanying notes are an integral part of these financial statements.

RADIO STATIONS KHAY-FM, KVEN-AM, KBBY-FM, KKSB-FM AND
KMGQ-FM
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                                        FOR THE YEAR
                                                                       FOR THE NINE MONTHS                 ENDED
                                                                       ENDED SEPTEMBER 30,               DECEMBER 31,
                                                                     1999               1998                1998
                                                                 ------------       ------------        ------------
                                                                           (UNAUDITED)
Cash flows from operating activities:
  Net loss                                                       $  (618,093)       $  (239,626)        $  (397,526)

  Adjustments to reconcile net loss to net cash provided by
    (used in) operating activities:
       Provision for depreciation and amortization                 1,101,424          1,210,760           1,542,488
       Deferred income tax expense (benefit)                        (152,575)             1,069               1,069
       Deemed distribution to McDonald Media Group, Inc.            (335,179)          (105,959)           (176,420)
       Changes in:
          Accounts receivable                                        134,324           (264,049)            (53,353)
          Other assets                                               (42,607)           (37,793)            (36,693)
          Accounts payable                                           (58,682)            36,380             106,397
          Accrued expenses                                            48,644            107,059             132,020
                                                                 -----------        -----------         -----------

            Total adjustments                                        695,349            947,467           1,515,508
                                                                 -----------        -----------         -----------

            Net cash provided by operating activities                 77,256            707,841           1,117,982
                                                                 -----------        -----------         -----------

Cash flows from investing activities:
  Station option costs                                              (204,506)        (1,485,090)         (1,553,705)
  Capital expenditures                                               (86,907)          (322,500)           (514,741)
  Advance to related party                                           (91,836)                 -            (489,809)
  Payments received from related party                                                  211,851
                                                                 -----------        -----------         -----------

            Net cash used in investing activities                   (383,249)        (1,595,739)         (2,558,255)
                                                                 -----------        -----------         -----------

Cash flows from financing activities:
  Divisional control account advances                                204,506          1,485,090           1,553,705
  Advances to management company                                                       (609,096)
                                                                 -----------        -----------         -----------

            Net cash used in financing activities                    204,506            875,994           1,553,705
                                                                 -----------        -----------         -----------

            Increase in cash                                        (101,487)           (11,904)            113,432
Cash, beginning of period                                            239,209            125,777             125,777
                                                                 -----------        -----------         -----------

Cash, end of period                                              $   137,722        $   113,873         $   239,209
                                                                 ===========        ===========         ===========



    The accompany notes are an integral part of these financial statements.

RADIO STATIONS KHAY-FM, KVEN-AM, KBBY-FM, KKSB-FM AND
KMGQ-FM
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

1.     ORGANIZATION AND OPERATION OF BUSINESS


       McDonald Media Group, Inc. (MMG) owned the licenses of KHAY-FM Radio
       (KHAY), KVEN-AM Radio (KVEN), and KBBY-FM Radio (KBBY) throughout 1998. KHAY, KVEN, and KBBY are located in Ventura, California.

       On June 3, 1998, MMG, the licensee of KHTY-FM Radio, (subsequently renamed KKSB-FM Radio (KKSB)), and KMGQ-FM Radio (KMGQ) entered into an asset purchase option agreement and a local marketing agreement (LMA). In connection with the option agreement, MMG paid approximately $1.6 million in certain option and legal costs during 1998. In exchange for a monthly fee, MMG acquired from the licensee substantially all of the two stations' broadcast air time. The results of operations since June 3, 1998 are included in the financial statements. KKSB and KMGQ are located in Santa Barbara, California. The purchase price to be paid by MMG to the licensee of KKSB and KMGQ as consideration for those stations' operating assets is approximately $5.6 million.

       KHAY, KVEN, KBBY, KKSB, and KMGQ are collectively referred to as "the Stations."

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The following is a summary of significant accounting policies followed by the Stations.

       INCOME RECOGNITION - Advertising income is recognized as services are provided. Barter transactions are reported at the estimated fair market value of the product or service received. Barter revenue is reported when commercials are broadcast, and merchandise or services received as consideration are reported when used or received.

       STATEMENT OF CASH FLOWS - The Stations consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

       PLANT AND EQUIPMENT - Plant and equipment is stated at cost. Depreciation is calculated using the straight-line and accelerated methods over estimated lives of three to thirty-nine years. Expenditures for repairs and maintenance are charged to expense as incurred; improvements which materially prolong the lives of assets are capitalized. Any gain or loss on disposal of plant and equipment is included in income.

RADIO STATIONS KHAY-FM, KVEN-AM, KBBY-FM, KKSB-FM AND
KMGQ-FM
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------



       INTANGIBLE ASSETS - Intangible assets consist of the FCC broadcast licenses; these amounts have been capitalized and are being amortized on a straight-line basis over a fifteen-year period. Accumulated amortization of these intangible assets is $2,342,886 at December 31, 1998.

       LONG-LIVED ASSETS - The Stations recognize impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying values. There were no such losses recognized during 1998.

       INCOME TAXES - MMG uses an asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets are recognized only to the extent of their anticipated realization. MMG files federal and state income tax returns that include the operations of the Stations. MMG has elected to allocate income tax expense (benefit) to its divisions on a divisional contribution basis under which each component division of MMG calculates an independent tax provision (benefit) based upon divisional financial performance. These financial statements reflect such an income tax provision (benefit). The income tax benefit resulting from the Stations' current federal taxable loss utilized by MMG in its consolidated federal income tax return to reduce its tax liability is recorded as a deemed divisional control account distribution to MMG in the financial statements.

       CONCENTRATION OF CREDIT RISK - The Stations' revenue and accounts receivable primarily relate to the sale of advertising within the Stations' broadcast areas. Credit is extended based on an evaluation of the customer's financial condition and generally collateral is not required.

       USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

       INTERIM FINANCIAL STATEMENTS - The financial statements as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the year ended December 31, 1998, and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of the financial position and results of operations and cash flows for these periods.

RADIO STATIONS KHAY-FM, KVEN-AM, KBBY-FM, KKSB-FM AND
KMGQ-FM
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------



3.   PLANT AND EQUIPMENT

     Plant and equipment consists of the following at December 31,1998:


     Buildings and equipment                                          $   190,625
     Transmitters and other broadcasting equipment                      1,139,615
     Furniture and fixtures                                               148,460
     Vehicles                                                              45,260
                                                                      -----------
                                                                        1,523,960
     Less accumulated depreciation                                        670,223
                                                                      -----------
                                                                      $   853,737
                                                                      ===========

4.   RELATED PARTY TRANSACTIONS

     In connection with an affiliated entity working capital borrowing arrangement, the station paid to McDonald Investment Company, an affiliate of MMG, $489,809 during the year ended December 31, 1998.

5.   MANAGEMENT AGREEMENT

     The Stations have employed the services of a management company to manage and monitor certain operations of the Stations. The Stations pay a monthly fee for these services consisting of a percentage of net broadcast revenues plus a percentage of broadcast cash flow, as defined in the management agreement. In addition, the management company is entitled to a portion of distributed profits which exceed certain prescribed levels.

6.   INCOME TAXES

     The benefits for income taxes for the year ended December 31, 1998 is as follows:


                                          FEDERAL          STATE        TOTAL
                                        -----------     ----------   -----------
     Current benefit                    $  (176,420)    $       -    $  (176,420)
     Deferred expense                           832           237          1,069
                                        -----------     ---------    -----------

       Total benefit                    $  (175,588)    $     237    $  (175,351)
                                        ===========     =========    ===========


RADIO STATIONS KHAY-FM, KVEN-AM, KBBY-FM, KKSB-FM AND
KMGQ-FM
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------



     Income tax benefit for the year ended December 31, 1998 differed from the amount computed by applying the U.S. federal income tax rate of 34% to pretax loss as a result of the following:

         Computed tax benefit at 34%                             $  (194,778)
          (Increased) decrease in income tax benefit
            resulting from:
              Meals and entertainment                                  2,133
              State taxes (less FIT deduction)                       (33,112)
              Valuation allowance                                     50,406
                                                                 -----------

               Income tax benefit                                $  (175,351)
                                                                 ===========

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1998 arise from the allowance for doubtful accounts. The divisional federal taxable loss and related federal income tax benefit is utilized by MMG to offset taxable income in its consolidated federal income tax return. The Stations have established a valuation allowance related to state net operating loss carryforwards which reduces the net deferred tax asset to an amount which management believes is, more likely than not, a recoverable asset.


7.   SUBSEQUENT EVENT

     On November 4, 1999, MMG entered into an agreement with Cumulus Broadcasting, Inc. (Cumulus) under which Cumulus paid MMG an $8 million deposit for an option to purchase the operating assets of the Stations and related operating assets of an affiliated group of radio stations. In connection with the agreement, Cumulus also receives a certain percentage of the monthly operating cash flows of the Stations. This agreement is conditioned on the closing of the asset purchase agreement between MMG and the licensee of KKSB-FM and KMGQ-FM. The purchase price to be paid to MMG as consideration for the Stations' operating assets is $33 million, which includes the $8 million option deposit.

                        REPORT OF INDEPENDENT ACCOUNTANTS

To the Stockholder
McDonald Media Group, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations, divisional control account, and cash flows present fairly, in all material respects, the financial position of KZEL-FM Radio and KNRQ-AM/FM Radio (a division of McDonald Media Group, Inc.) (the Stations) at December 31, 1998, and the results of their operations and their cash flows for the year then ended in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Stations' management; our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for the opinion expressed above.

                                                  /s/ PricewaterhouseCoopers LLP




January 12, 2000
Birmingham, AL

KZEL-FM RADIO AND KNRQ-AM/FM RADIO
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
BALANCE SHEETS
--------------------------------------------------------------------------------

                                                                         September 30,         December 31,
                                                                             1999                  1998
                                                                         -------------         -----------
                                                                          (Unaudited)
                                     ASSETS
Cash                                                                     $      60,363         $   107,044
Trade accounts receivable, less allowance for doubtful accounts of $9,226 (unaudited) at September 30, 1999 and $3,318 at
  December 31, 1998                                                            370,795             323,231
Plant and equipment, net                                                       591,768             690,974
Intangible assets, net                                                       3,146,532           3,341,208
Deferred tax asset                                                              28,084               1,269
Other assets                                                                    10,719              11,090
                                                                         -------------         -----------

       Total assets                                                      $   4,208,261         $ 4,474,816
                                                                         =============         ===========

                   LIABILITIES AND DIVISIONAL CONTROL ACCOUNT

Accounts payable                                                         $      16,567         $    27,775
Accrued expenses and other liabilities                                         130,987             129,093
                                                                         -------------         -----------

       Liabilities to unrelated parties                                        147,554             156,868
Payable to related party                                                        16,509             270,770
                                                                         -------------         -----------

       Total liabilities                                                       164,063             427,638
Divisional control account                                                   4,044,198           4,047,178
                                                                         -------------         -----------

       Total liabilities and divisional control account                  $   4,208,261         $ 4,474,816
                                                                         =============         ===========






   The accompanying notes are an integral part of these financial statements.

KZEL-FM RADIO AND KNRQ-AM/FM RADIO
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
STATEMENTS OF OPERATIONS
--------------------------------------------------------------------------------

                                                                                                                For the Year
                                                                                    For the Nine Months            Ended
                                                                                    Ended September 30,         December 31,
                                                                                    1999           1998            1998
                                                                                -----------     -----------    --------------
                                                                                        (Unaudited)
Gross broadcast revenues                                                        $ 1,612,085     $ 1,514,500      $ 2,008,423
Less agency commissions                                                             195,086         175,023          231,586
                                                                                -----------     -----------      -----------
       Net broadcast revenues                                                     1,416,999       1,339,477        1,776,837
Barter revenues                                                                     105,624          88,092          134,666
Other revenues                                                                          831           8,279            8,391
                                                                                -----------     -----------      -----------

       Total revenues                                                             1,523,454       1,435,848        1,919,894
                                                                                -----------     -----------      -----------

Operating and general expenses,
  Selling, general, and administrative                                            1,110,175       1,185,071        1,592,311
  Corporate general and administrative                                               42,569          52,147           74,649
  Barter expense                                                                    103,604          76,604          121,735
  Depreciation and amortization                                                     296,901         348,646          477,297
                                                                                -----------     -----------      -----------

       Total operating and general expenses                                       1,553,249       1,662,468        2,265,992
                                                                                -----------     -----------      -----------

       Net operating loss                                                           (29,795)       (226,620)        (346,098)

Benefit from income taxes                                                            34,240          71,620          109,561
                                                                                -----------     -----------      -----------

       Net income (loss)                                                        $     4,445     $  (155,000)     $  (236,537)
                                                                                ===========     ===========      ===========






   The accompanying notes are an integral part of these financial statements.

KZEL-FM RADIO AND KNRQ-AM/FM RADIO
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
STATEMENT OF DIVISIONAL CONTROL ACCOUNT
--------------------------------------------------------------------------------

Balance, December 31, 1997                                                      $    4,394,345

  Deemed distribution to McDonald Media Group, Inc. - federal income tax              (110,630)

  Net loss                                                                            (236,537)
                                                                                --------------

Balance, December 31, 1998                                                      $    4,047,178
                                                                                ==============

  The accompanying notes are an integral part of these financial statements.

KZEL-FM RADIO AND KNRQ-AM/FM RADIO
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------

                                                                                       For the Year
                                                              For the Nine Months          Ended
                                                              Ended September 30,      December 31,
                                                              1999          1998           1998
                                                         ------------- ------------  ---------------
                                                                 (Unaudited)
Cash flows from operating activities:
  Net loss                                               $    4,445    $  (155,000)  $  (236,537)


  Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
      Provision for depreciation and amortization           296,901        348,646       477,297
      Deferred income tax expense (benefit)                 (26,815)         1,069         1,072
      Deemed distribution to McDonald Media Group, Inc.      (7,449)       (72,689)     (110,633)
      Changes in:
        Accounts receivable                                 (47,564)       (93,650)      (35,740)
        Other assets                                            371         10,141         9,763
        Accounts payable                                    (11,208)        (1,321)       15,698
        Accrued expenses                                      1,894         24,115        26,676
                                                         ------------- ------------  --------------

          Total adjustments                                 206,130        216,311       384,133
                                                         ------------- ------------  --------------


          Net cash provided by operating activities         210,575         61,311       147,596
                                                         ------------- ------------  --------------


Cash flows from investing activities:
  Additions to fixed assets                                  (2,995)       (24,447)      (26,929)
                                                         ------------- ------------  --------------

          Net cash used in investing activities              (2,995)       (24,447)      (26,929)


Cash flows from financing activities:
  Cash overdraft                                                           (29,300)      (29,300)
  Repayments to related party                              (254,261)       (32,048)      (38,188)
                                                         ------------- ------------  --------------


          Net cash used in financing activities            (254,261)       (61,348)      (67,488)
                                                         ------------- ------------  --------------


          Increase in cash                                  (46,681)       (24,484)       53,179
Cash, beginning of period                                   107,044         53,865        53,865
                                                         ------------- ------------  --------------


Cash, end of period                                      $   60,363    $    29,381   $   107,044
                                                         ============= ============  ==============




   The accompanying notes are in integral part of these financial statements.

KZEL-FM RADIO AND KNRQ-AM/FM RADIO
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.     ORGANIZATION AND OPERATION OF BUSINESS

       McDonald Media Group, Inc. (MMG) owns the licenses of KZEL-FM Radio and KNRQ-AM/FM Radio (the Stations) which are located Eugene, Oregon.

2.     SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

       The following is a summary of significant accounting policies followed by the Stations.

       INCOME RECOGNITION - Advertising income is recognized as services are provided. Barter transactions are reported at the estimated fair market value of the product or service received. Barter revenue is reported when commercials are broadcast, and merchandise or services received as consideration are reported when used or received.

       STATEMENT OF CASH FLOWS - The Stations consider all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

       PLANT AND EQUIPMENT - Plant and equipment is stated at cost. Depreciation is calculated using the straight-line and accelerated methods over estimated lives of five to thirty-nine years. Expenditures for repairs and maintenance are charged to expense as incurred; improvements which materially prolong the lives of assets are capitalized. Any gain or loss on disposal of plant and equipment is included in income.

       INTANGIBLE ASSETS - Intangible assets consist primarily of the Federal Communications Commission broadcast licenses; these amounts have been capitalized and are being amortized over a fifteen-year period using the straight-line method. Accumulated amortization of intangible assets is $540,763 at December 31, 1998.

       LONG-LIVED ASSETS - The Stations recognize impairment losses on long-lived assets used in operations when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets' carrying values. There were no such losses recognized during 1998.

KZEL-FM RADIO AND KNRQ-AM/FM RADIO
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


INCOME TAXES - MMG uses an asset and liability approach for financial accounting and reporting for income taxes. Deferred tax assets are recognized only to the extent of their anticipated realization. MMG files federal and state income tax returns which include the operations of the Stations. MMG has elected to allocate income tax expense (benefit) to its divisions on a divisional contribution basis under which each component division of MMG calculates an independent tax provision (benefit) based upon divisional financial performance. These financial statements reflect such an income tax provision (benefit). The income tax benefit resulting from the Stations' current federal taxable loss utilized by MMG in its consolidated federal income tax return to reduce its tax liability is recorded as a deemed divisional control account distribution to MMG in these financial statements.

CONCENTRATION OF CREDIT RISK - The Stations' revenue and accounts receivable primarily relate to the sale of advertising within the Stations' broadcast areas. Credit is extended based on an evaluation of the customer's financial condition and generally collateral is not required.

USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

INTERIM FINANCIAL STATEMENTS - The financial statements as of September 30, 1999 and for the nine months ended September 30, 1999 and 1998, are unaudited, but in the opinion of management, such financial statements have been presented on the same basis as the audited financial statements for the year ended December 31, 1998, and include all adjustments, consisting only of normal recurring adjustments necessary for a fair presentation of a financial position and results of operations and cash flows for these periods.

3.     PLANT AND EQUIPMENT

       Plant and equipment consists of the following at December 31, 1998:

Buildings and equipment                                $    388,098
Transmitters and other broadcasting equipment               754,598
Furniture and fixtures                                      115,331
                                                       ------------
                                                          1,258,027
Less accumulated depreciation                               567,053
                                                       ------------

                                                       $    690,974
                                                       ============

KZEL-FM RADIO AND KNRQ-AM/FM RADIO
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

4.     RELATED PARTY TRANSACTIONS

       In connection with an affiliated entity working capital borrowing arrangement, the stations paid to McDonald Investment Company, an affiliate of MMG, $38,188 in 1998.

5.     MANAGEMENT AGREEMENT

       The Stations have employed the services of a management company to manage and monitor certain operations of the Stations. The Stations pay a monthly fee for these services consisting of a percentage of net broadcast revenues plus a percentage of broadcast cash flow, as defined in the management agreement. In addition, the management company is entitled to a portion of distributed profits which exceed certain prescribed levels.

6.     INCOME TAXES

       The benefit for income taxes for the year ended December 31, 1998 is as follows:

                                       FEDERAL               STATE              TOTAL
                                    --------------       ------------      --------------
       Current benefit              $     (110,633)      $         --      $     (110,633)
       Deferred expense                        888                184               1,072
                                    --------------       ------------      --------------

            Total benefit           $     (109,745)      $        184      $     (109,561)
                                    ==============       ============      ==============

       Income tax benefit for the year ended December 31, 1998 differed from the amount computed by applying the U.S. federal income tax rate of 34% to pretax loss as a result of the following:

       Computed tax benefit at 34%                             $     (117,673)
       (Increase) decrease in income tax benefit
            resulting from:
                 Meals and entertainment                                  172
                 State taxes (less FIT deduction)                     (15,057)
                 Valuation allowance                                   22,997
                                                               --------------

                      Income tax benefit                       $     (109,561)
                                                               ==============

KZEL-FM RADIO AND KNRQ-AM/FM RADIO
(A DIVISION OF MCDONALD MEDIA GROUP, INC.)
NOTES TO FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

       The tax effects of temporary differences that give rise to significant portions of the deferred tax assets at December 31, 1998 represent allowance for doubtful accounts. The divisional federal taxable loss and related federal income tax benefit is utilized by MMG to offset taxable income in its consolidated federal income tax return. The Stations have established a valuation allowance related to state net operating loss carryforwards which reduces the net deferred tax asset to an amount which management believes is, more likely than not, a recoverable asset.

7.     SUBSEQUENT EVENT

       On November 4, 1999, MMG entered into an agreement with Cumulus Broadcasting, Inc. (Cumulus) under which Cumulus acquired an option to purchase the operating assets of the Stations and related operating assets of an affiliated group of radio stations. In connection with the agreement, Cumulus also receives a certain percentage of the monthly operating cash flows of the Stations. The purchase price to be paid to MMG as consideration for the Stations' operating assets is $8 million.